Exhibit 4.1

CROWN RESOURCES CORPORATION,

CROWN RESOURCE CORP. OF COLORADO

AND

DEUTSCHE BANK TRUST COMPANY AMERICAS,

AS TRUSTEE

10% Secured Convertible Promissory Notes due 2006

INDENTURE

Dated as of June 11, 2002

TABLE OF CONTENTS

Page

ARTICLE I DEFINITIONS *

Section 1.1 Definitions. *

Section 1.2 Other Definitions. *

Section 1.3 Incorporation by Reference of Trust Indenture Act *

Section 1.4 Rules of Construction *

ARTICLE II THE CONVERTIBLE SECURED NOTES *

Section 2.1 Form and Dating *

Section 2.2 Execution and Authentication *

Section 2.3 Registrar, Paying Agent and Conversion Agent *

Section 2.4 Paying Agent to Hold Money in Trust *

Section 2.5 Holder Lists *

Section 2.6 Transfer and Exchange *

Section 2.7 Replacement Convertible Secured Notes *

Section 2.8 Outstanding Convertible Secured Notes *

Section 2.9 When Treasury Convertible Secured Notes Disregarded *

Section 2.10 Cancellation *

Section 2.11 Defaulted Interest *

Section 2.12 CUSIP Numbers *

ARTICLE III REDEMPTION *

Section 3.1 Notices to Trustee *

Section 3.2 Selection of Convertible Secured Notes to be Redeemed *

Section 3.3 Notice of Redemption *

Section 3.4 Effect of Notice of Redemption *

Section 3.5 Deposit of Redemption Price *

Section 3.6 Convertible Secured Notes Redeemed in Part *

Section 3.7 Conversion Arrangement On Call For Redemption *

ARTICLE IV COVENANTS *

Section 4.1 Payment of Convertible Secured Notes *

Section 4.2 Commission Reports; Certificates and Opinions *

Section 4.3 Compliance Certificate *

Section 4.4 Maintenance of Office or Agency *

Section 4.5 Continued Existence *

Section 4.6 Appointments to Fill Vacancies in Trustee's Office *

Section 4.7 Stay, Extension and Usury Laws *

Section 4.8 Money for Convertible Secured Note Payments to be Held in Trust *

Section 4.9 Limitations on Liens *

Section 4.10 Limitations on Merger and Consolidation *

Section 4.11 Limitation on Transactions with Affiliates *

Section 4.12 Investment Company Act *

Section 4.13 Payment of Taxes and Other Claims *

Section 4.14 Availability of Information *

Section 4.15 Rule 144 Information; Listing *

Section 4.16 Performance of Other Covenants *

Section 4.17 Payments for Consent *

Section 4.18 Reservation of Shares *

Section 4.19 Liability Insurance *

Section 4.20 Recording of Security Documents *

ARTICLE V SUCCESSORS *

Section 5.1 When the Company or Subsidiary May Merge, Etc. *

Section 5.2 Successor Corporation Substituted *

ARTICLE VI DEFAULTS AND REMEDIES *

Section 6.1 Events of Default *

Section 6.2 Acceleration *

Section 6.3 Other Remedies *

Section 6.4 Waiver of Past Defaults *

Section 6.5 Control by Majority *

Section 6.6 Limitation on Suits *

Section 6.7 Rights of Holders to Receive Payment *

Section 6.8 Collection Suit by Trustee *

Section 6.9 Trustee May File Proofs of Claim *

Section 6.10 Priorities *

Section 6.11 Undertaking for Costs *

Section 6.12 Waiver of Stay or Extension Laws *

ARTICLE VII THE TRUSTEE *

Section 7.1 Duties of the Trustee. *

Section 7.2 Rights of the Trustee. *

Section 7.3 Individual Rights of the Trustee *

Section 7.4 Trustee's Disclaimer *

Section 7.5 Notice of Defaults *

Section 7.6 Reports by the Trustee to Holders *

Section 7.7 Compensation and Indemnity *

Section 7.8 Replacement of the Trustee *

Section 7.9 Successor Trustee by Merger, Etc. *

Section 7.10 Eligibility, Disqualification *

Section 7.11 Preferential Collection of Claims Against Company *

ARTICLE VIII SATISFACTION AND DISCHARGE OF INDENTURE *

Section 8.1 Discharge of Indenture *

Section 8.2 Deposited Monies to be Held in Trust by Trustee *

Section 8.3 Paying Agent to Repay Monies Held *

Section 8.4 Return of Unclaimed Monies *

Section 8.5 Reinstatement *

ARTICLE IX AMENDMENTS *

Section 9.1 Without the Consent of Holders *

Section 9.2 With the Consent of Holders *

Section 9.3 Revocation and Effect of Consents *

Section 9.4 Notation On Or Exchange Of Convertible Secured Notes *

Section 9.5 Trustee Protected *

ARTICLE X GENERAL PROVISIONS *

Section 10.1 Notices *

Section 10.2 Communication by Holders With Other Holders *

Section 10.3 Certificate and Opinion as to Conditions Precedent *

Section 10.4 Statements Required in Certificate or Opinion *

Section 10.5 Rules by Trustee and Agents *

Section 10.6 Legal Holidays *

Section 10.7 No Recourse Against Others *

Section 10.8 Counterparts *

Section 10.9 Other Provisions *

Section 10.10 Governing Law *

Section 10.11 No Adverse Interpretation of Other Agreements *

Section 10.12 Successors *

Section 10.13 Severability *

Section 10.14 Table of Contents, Headings, Etc. *

ARTICLE XI COLLATERAL AND SECURITY *

Section 11.1 Collateral and Security Documents *

Section 11.2 Authorization of Actions To Be Taken by the Trustee Under the Security Documents *

Section 11.3 Authorization of Receipt of Funds by the Trustee Under the Security Documents *

ARTICLE XII CONVERSION OF CONVERTIBLE SECURED NOTES *

Section 12.1 Right to Convert *

Section 12.2 Exercise of Conversion Privilege; Issuance of Common Stock on Conversion; No Adjustment for Interest or Dividends *

Section 12.3 Cash Payments in Lieu of Fractional Shares *

Section 12.4 Conversion Price *

Section 12.5 Adjustment of Conversion Price *

Section 12.6 Taxes on Shares Issued *

Section 12.7 Reservation of Shares *

Section 12.8 Responsibility of Trustee *

Section 12.9 Notice to Holders Prior to Certain Actions *

THIS INDENTURE, dated as of June 11, 2002 is among Crown Resources Corporation, a Washington corporation (the "Company"), and its wholly-owned subsidiary, Crown Resource Corp. of Colorado, a Colorado corporation (the "Subsidiary" and, together with the Company collectively referred to as the "Makers"), and Deutsche Bank Trust Company Americas, as trustee (the "Trustee"). The Makers, acting as joint and several issuers thereof, have duly authorized the creation of their 10% Convertible Secured Notes due 2006 (the "Convertible Secured Notes") and to provide therefor the Makers and the Trustee have duly authorized the execution and delivery of this Indenture. Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders from time to time.

ARTICLE I
DEFINITIONS

Section 1.1 Definitions.

"Affiliate" means, when used with reference to any person, any other person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such person, as the case may be. For the purposes of this definition, "control" when used with respect to any specified person means the power to direct or cause the direction of management or policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative of the foregoing.

"Agent" means any Registrar, Paying Agent, Conversion Agent or coregistrar.

"Bankruptcy Law" means Title 11, U.S. Code or any similar Federal or State law for the relief of debtors.

"Board of Directors" means the Board of Directors of the Company or the Subsidiary, as the case may be, or any authorized committee of the applicable Board of Directors acting pursuant to authority validly conferred on it in connection with a matter arising under this Indenture.

"Collateral" means the collateral described in the Security Documents.

"Commission" means the Securities and Exchange Commission, or any successor agency thereto.~~.~~

"Common Stock" means any stock of any class of the Company which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which is not subject to redemption by the Company. Subject to the provisions of Section 12.5, however, shares issuable on conversion of Convertible Secured Notes shall include only shares of the class designated as Common Stock of the Company at the date of this Indenture or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which are not subject to redemption by the Company; provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

"Company" means the Person named as such above until a successor Person replaces it in accordance with Article V and thereafter means the successor Person.

"Convertible Secured Notes" means the 10% Secured Convertible Promissory Notes due 2006 issued under this Indenture.

"Conversion Price" means the initial conversion price specified in the form of Note in Section 5 of such form, as adjusted in accordance with the provisions of Article XII.

"Corporate Trust Office" means the corporate trust office of the Trustee at which at any particular time its corporate business shall principally be administered; as of the date hereof, the office of the Corporate Trust Office is located at Four Albany Street, New York, New York 10006.

"Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

"Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

"GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect from time to time.

"Holder" means a holder of Convertible Secured Notes.

"Indenture" means this Indenture as amended or supplemented from time to time.

"Interest Payment Date" means January 15, April 15, July 15 and October 15 of each year.

"Issue Date" means the date on which the Convertible Secured Notes are originally issued under this Indenture.

"Makers" means the Company and the Subsidiary.

"Maturity Date" means October19, 2006.

"Officer" means the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, the Chief Accounting Officer, any Executive Vice President, Senior Vice President or Vice President (whether or not designated by a number or numbers or word or words before or after the title "Vice President"), the Treasurer, any other executive officer, the Secretary and any Assistant Treasurer or any Assistant Secretary of the Company.

"Officers' Certificate" means a certificate signed by two Officers, one of whom must be the principal executive officer, principal financial officer or principal accounting officer of the Company.

"Opinion of Counsel" means a written opinion from outside legal counsel to the Company or the Trustee except to the extent otherwise indicated in this Indenture.

"Permitted Indebtedness" means the Subordinated Notes Indenture, the Subordinated Notes, and any indebtedness of the Company or the Subsidiary as of the date of execution of this Indenture which is to be secured in accordance with the terms of the Plan.

"Person" means any individual, corporation, limited liability company, partnership, joint venture, trust, estate, unincorporated organization or government or any agency or political subdivision thereof.

"Plan" means the Plan of Reorganization of the Company, filed on March 25,, 2002, in the United States Bankruptcy Court for the District of Colorado, and confirmed by final, non-appealable order of that Court dated May 30, 2002, a copy of which is annexed hereto as Exhibit B.

"Redemption Date" when used with respect to any of the Convertible Secured Notes to be redeemed, means the date fixed by the Company for such redemption pursuant to Article III of this Indenture and the Convertible Secured Notes.

"Redemption Price" when used with respect to any of the Convertible Secured Notes to be redeemed, means the principal of and accrued and unpaid interest on the Convertible Secured Notes as calculated as of the Redemption Date.

"Regular Record Date" means, for the interest payable on any Interest Payment Date, the January 1, April 1, July 1, and October 1, as the case may be, immediately preceding each applicable Interest Payment Date.~~.~~

"Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

"Security Documents" means the Security and Intercreditor Agreement as defined in the Plan and the documents listed on Exhibit B of the Security and Intercreditor Agreement and any and all documents that may be issued pursuant thereto or in amendment, modification or waiver thereof insofar as such documents relate to the security of the Convertible Secured Notes as provided in Article XI of this Indenture.

"Subordinated Notes" means the 10% Convertible Subordinated Promissory Notes due 2006 issued by the Makers pursuant to the Plan and the Subordinated Notes Indenture.

"Subordinated Notes Indenture" means that certain Indenture related to the issuance of the Subordinated Notes dated as of even date herewith, as amended or supplemented from time to time.

"Subsidiary" means the Person named as such above until a successor Person replaces it in accordance with Article V and thereafter includes the successor Person.

"TIA"~~.~~ means the Trust Indenture Act of 1939, as amended, as in effect on the date of execution of this Indenture, except as provided in Section 12.5.

"Trading Day" means a day on which the Common Stock can be traded on the principal exchange or quotation facility on which the Common Stock is listed or on which quotes are furnished.

"Trustee" means the Person named as such above until a successor Person replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor Person.

"Trust Officer" means the Chairman of the Board, the President or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporation trust matters.

"U.S. Government Obligations" means direct obligation of the United States of America for the payment of which the full faith and credit of the United States of America is pledged. To have money available on a payment date to pay principal or interest on the Convertible Secured Notes, the U.S. Government Obligations shall be payable as to principal or interest on or before such payment date in such amounts as will provide the necessary money. U.S. Government Obligations shall not be callable at the issuer's option.

Section 1.2 Other Definitions.

Term Defined in Section

"Actual Knowledge" 7.2

"Affiliate Transaction" 4.12

"Average Price" 12.5

"Bankruptcy" 6.1

"Bankruptcy Code" 6.1

"Business Day" 10.6

"Common Stock Equivalent" 12.5

"Conversion Agent" 2.3

"Convertible Security" 12.5

"Custodian". 6.1

"Defaulted Interest" 2.11

"Employee Benefit Plan" 12.5

"Event of Default" 6.1

"Fair Market Value" 12.5

"Legal Holiday" 10.6

"Market Price" 12.5

"New CSE Conversion Price 12.5

"New Stock Issue Price" 12.5

"Paying Agent" 2.3

"Registrar" 2.3

Section 1.3 Incorporation by Reference of Trust Indenture Act

. The Makers represent and warrant to the Trustee that the TIA is not applicable to this Indenture or the Convertible Secured Notes. However, whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture as a matter of the contractual agreement of the parties evidenced by this Indenture and the Convertible Secured Notes.

All terms in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule under the TIA have the meanings so assigned to them.

Section 1.4 Rules of Construction

. Unless the context otherwise requires:

(1) a term has the meaning assigned to it;

(2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3) "or" is not exclusive;

(4) words in the singular include the plural, and in the plural include the singular;

(5) the male, female and neuter genders include one another; and

(6) provisions apply to successive events and transactions.

ARTICLE II
THE CONVERTIBLE SECURED NOTES

Section 2.1 Form and Dating

. The Convertible Secured Notes and the Trustee's certificate of authentication relating thereto shall be substantially in the form set forth in Exhibit A, which is part of this Indenture, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture. The Convertible Secured Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. By their execution of this Indenture, the Makers have approved the form of the Convertible Secured Notes and any notation, legend or endorsement on them. Each Convertible Secured Note shall be dated the date of its authentication.

The terms and provisions contained in the Convertible Secured Notes shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Makers and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

Section 2.2 Execution and Authentication

. Two Officers from each of the Makers shall sign the Convertible Secured Notes for the Makers by manual or facsimile signature.

If an Officer whose signature is on a Convertible Secured Note no longer holds that office at the time the Convertible Secured Note is authenticated, the Convertible Secured Note shall nevertheless be valid.

A Convertible Secured Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Convertible Secured Note has been authenticated under this Indenture.

Upon a written order of the Makers signed by two Officers from each of the Company and the Subsidiary, the Trustee shall authenticate Convertible Secured Notes for original issue up to an aggregate principal amount of $2,000,000. The aggregate principal amount of Convertible Secured Notes outstanding at any time may not exceed that amount except as provided in Sections 2.7.

The Convertible Secured Notes shall be issuable only in registered form, without coupons, and only in denominations of $1 or any integral multiple thereof; provided, however that the minimum denomination shall be $1000, unless otherwise provided in the Plan.

The Trustee may appoint an authenticating agent acceptable to the Makers to authenticate Convertible Secured Notes. An authenticating agent may authenticate Convertible Secured Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same right as an Agent to deal with the Makers or an Affiliate of the Makers.

Section 2.3 Registrar, Paying Agent and Conversion Agent

. The Makers shall maintain or cause to be maintained in such locations as they shall determine, which may be the Corporate Trust Office, an office or agency: (i) where securities may be presented for registration of transfer or for exchange ("Registrar"); (ii) where Convertible Secured Notes may be presented for payment ("Paying Agent"); (iii) an office or agency where Convertible Secured Notes may be presented for conversion (the "Conversion Agent"); and (iv) where notices and demands to or upon the Makers in respect of Convertible Secured Notes and this Indenture may be served by the Holders. The Registrar shall keep a register of the Convertible Secured Notes and of their transfer and exchange. The Makers may appoint one or more coregistrars, one or more additional paying agents and one or more additional conversion agents. The term "Paying Agent" includes any additional paying agent and the term "Conversion Agent" includes any additional Conversion Agent. The Makers may change any Paying Agent, Registrar, Conversion Agent or coregistrar without prior notice. The Makers shall notify the Trustee of the name and address of any Agent not a party to this Indenture and shall enter into an appropriate agency agreement with any Registrar, Paying Agent, Conversion Agent or coregistrar not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. Neither of the Makers nor any of their respective subsidiaries may act as Paying Agent, Registrar, Conversion Agent or coregistrar. If the Makers fail to appoint or maintain another entity as Registrar, or Paying Agent or Conversion Agent, the Trustee shall act as such, and the Trustee shall initially act as such.

Section 2.4 Paying Agent to Hold Money in Trust

. The Makers shall require each Paying Agent (other than the Trustee, who hereby so agrees), to agree in writing that the paying Agent will hold in trust for the benefit of Holders or the Trustee all money or other property held by the Paying Agent for the payment of principal or interest on the Convertible Secured Notes, and will notify the Trustee of any default by the Makers in respect of making any such payment. While any such default continues, the Trustee may require a Paying Agent to deliver all money or other property held by it to the Trustee. The Makers at any time may require a Paying Agent to deliver all money or other property held by it to the Trustee. Upon delivery to the Trustee, the Paying Agent shall have no further liability for the money or other property so delivered.

Section 2.5 Holder Lists

. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Makers shall furnish to the Trustee at least ten (10) business days before each Interest Payment Date and as the Trustee may request in writing within fifteen (15) days after receipt by the Company of any such request (or such lesser time as the Trustee may reasonably request to enable it to timely provide any notice to be provided by it hereunder) a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.

Section 2.6 Transfer and Exchange

. When Convertible Secured Notes are presented to the Registrar or a coregistrar with a request to register a transfer or to exchange them for an equal principal amount of Convertible Secured Notes for other denominations, the Registrar shall register the transfer or make the exchange if its requirements for such transactions are met. To permit registrations of transfers and exchanges, the Makers shall issue and the Trustee shall authenticate Convertible Secured Notes at the Registrar's request, bearing registration numbers not contemporaneously outstanding. No service charge shall be made for any registration of transfer or exchange (except as otherwise expressly permitted herein), but the Makers may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable by the Makers upon exchanges pursuant to Sections 2.10, 3.6, 9.4 or 12.2.

The Makers shall not be required (i) to issue, register the transfer of or exchange Convertible Secured Notes during a period beginning at the opening of business 15 days before the day of any selection of Convertible Secured Notes for redemption under Section 3.2 and ending at the close of business on the day of selection, or (ii) to register the transfer or exchange of any Convertible Secured Note so selected for redemption in whole or in part, except the unredeemed portion of any Convertible Secured Note being redeemed in part.

All Convertible Secured Notes issued upon any transfer or exchange of Convertible Secured Notes in accordance with this Indenture shall be the valid obligations of the Makers, evidencing the same debt, and entitled to the same benefits under this Indenture as the Convertible Secured Notes surrendered upon such registration of transfer or exchange.

Section 2.7 Replacement Convertible Secured Notes

. If the Holder claims that the Convertible Secured Note has been lost, destroyed or wrongfully taken, the Makers shall issue and the Trustee shall authenticate a replacement Convertible Secured Note if the Trustee's requirements are met. If required by the Trustee or the Makers as a condition of receiving a replacement Convertible Secured Note, the Holder must provide a certificate of loss and an indemnity and/or an indemnity bond sufficient, in the judgment of both the Makers and the Trustee, to fully protect the Makers, the Trustee, any Agent and any authenticating agent from any loss, liability, cost or expense which any of them may suffer or incur if the Convertible Secured Note is replaced. The Makers and the Trustee may charge the relevant Holder for their expenses in replacing any Convertible Secured Note.

The Trustee or any authenticating agent may authenticate any such substituted Convertible Secured Note, and deliver the same upon the receipt of such security or indemnity as the Trustee, the Makers and, if applicable, such authenticating agent may require. Upon the issuance of any substituted Convertible Secured Note, the Makers may require the payment of a sum sufficient to cover any tax or other governmental charge which may be imposed in relation thereto and any other expenses connected therewith. In case any Convertible Secured Note which has matured or is about to mature, or has been called for redemption pursuant to Article III or is about to be converted into Common Stock shall become mutilated, lost or stolen, the Makers may, instead of issuing a substitute Convertible Secured Note, pay or authorize the payment of or convert or authorize the conversion of the same (without surrender thereof except in the case of a mutilated Convertible Secured Note), as the case may be, if the applicant for such payment or conversion shall furnish to the Makers, to the Trustee and, if applicable, to the authenticating agent such security or indemnity as may be required by them to save each of them harmless for any loss, liability, cost or expense caused by or connected with such substitution, and, in case of destruction, loss or theft, evidence satisfactory to the Makers, the Trustee and, if applicable, any paying agent or conversion agent of the destruction, loss or theft of such Convertible Secured Note and of the ownership thereof.

Every replacement Convertible Secured Note is an additional obligation of the Makers.

Section 2.8 Outstanding Convertible Secured Notes

. The Convertible Secured Notes outstanding at any time are all the Convertible Secured Notes properly authenticated by the Trustee except for those cancelled by the Trustee, those delivered to it for cancellation, and those described in this Section as not outstanding.

If a Convertible Secured Note is replaced pursuant to Section 2.7, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Convertible Secured Note is held by a bona fide purchaser.

If Convertible Secured Notes are considered paid under Section 4.1 or converted under Article XII, they cease to be outstanding and interest on them ceases to accrue.

Subject to Section 2.9 hereof, a Convertible Secured Note does not cease to be outstanding because either of the Makers or any of their respective Affiliates holds the Convertible Secured Note.

Section 2.9 When Treasury Convertible Secured Notes Disregarded

. In determining whether the Holders of the required principal amount of Convertible Secured Notes have concurred in any direction, waiver or consent, Convertible Secured Notes owned by either of the Makers or any of their respective Affiliates shall be considered as though they are not outstanding except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Convertible Secured Notes which the Trustee knows are so owned shall be so disregarded.

Section 2.10 Cancellation

. Either of the Makers at any time may deliver Convertible Secured Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Convertible Secured Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel Convertible Secured Notes surrendered for registration of transfer, exchange, payment, replacement, conversion, redemption or cancellation and shall dispose of cancelled Convertible Secured Notes as the Makers direct, provided that the Trustee shall not be required to destroy such Convertible Secured Notes. The Makers may not issue new Convertible Secured Notes to replace Convertible Secured Notes that the Company has paid, or that have been delivered to the Trustee for cancellation or that any Holder has converted pursuant to Article XII hereof or that the Makers have redeemed pursuant to Article III.

Section 2.11 Defaulted Interest

. If the Makers default in a payment of interest on the Convertible Secured Notes ("Defaulted Interest"), such Defaulted Interest shall cease to be payable to the Holder on the relevant record date and shall be paid by the Makers, at their election, under either (a) or (b) below:

(a) The Makers may pay the Defaulted Interest together with any interest thereon at the rate specified in the Convertible Secured Notes to the Persons which are Holders on a subsequent special record date. The Makers shall notify the Trustee of the amount of Defaulted Interest together with any interest thereon to be paid and pay over such amount to the Trustee. The Trustee shall then fix a special record date and at the Makers' expense shall notify Holders not less than 10 days prior to such special record date of the proposed payment of the special record date, and of the payment date.

(b) The Makers may make payment of Defaulted Interest together with any interest thereon at the rate specified in the Convertible Secured Notes in any lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Convertible Secured Notes may be listed or designated for issuance. The Makers shall give prompt notice to the Trustee and Holders that it intends to make payment pursuant to this Section 2.11(b) and of the special record date of the proposed payment, and of the payment date.

Section 2.12 CUSIP Numbers

. The Makers in issuing the Convertible Secured Notes may use "CUSIP" numbers (if then generally in use), and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders; provided that any such notice shall state that no representation is made as to the correctness of such numbers either as printed on the Convertible Secured Notes or as contained in any notice of redemption and that reliance may be placed only on the other identification numbers printed on the Convertible Secured Notes, and any such redemption shall not be affected by any defect in or omission of such numbers.

ARTICLE III
REDEMPTION

Section 3.1 Notices to Trustee

. If the Makers elect to redeem Convertible Secured Notes pursuant to the redemption provisions of the Convertible Secured Notes,they shall furnish to the Trustee, at least 35 but not more than 60 days before a Redemption Date (unless a shorter period shall be satisfactory to the Trustee), an Officers' Certificate setting forth (i) the Redemption Date, (ii) the principal amount of Convertible Secured Notes to be redeemed (if less than all) and (iii) the Redemption Price.

Section 3.2 Selection of Convertible Secured Notes to be Redeemed

. If less than all the Convertible Secured Notes are to be redeemed, the Trustee shall select the Convertible Secured Notes to be redeemed by lot or pro rata or by a method that the Trustee considers fair and appropriate. The Trustee shall make the selection not more than 60 days and not less than 30 days before the Redemption Date from Convertible Secured Notes outstanding not previously called for redemption. The Trustee may select for redemption portions of the principal of Convertible Secured Notes in denominations authorized under section 2.2. Provisions of this Indenture that apply to Convertible Secured Notes called for redemption also apply to portions of Convertible Secured Notes called for redemption. The Trustee shall notify the Makers promptly of the Convertible Secured Notes or portions of Convertible Secured Notes to be called for redemption.

Section 3.3 Notice of Redemption

. At least 30 days but not more than 60 days before a Redemption Date, the Makers shall mail a notice of redemption to each Holder whose Convertible Secured Notes are to be redeemed.

The notice shall identify the Convertible Secured Notes to be redeemed and shall state:

(1) the Redemption Date;

(2) the Redemption Price;

(3) if any Convertible Secured Note is being redeemed in part, the portion of the principal amount of such Convertible Secured Note to be redeemed and that, after the Redemption Date, upon surrender of such Convertible Secured Note, a new Convertible Secured Note or Convertible Secured Notes in principal amount equal to the unredeemed portion will be issued;

(4) that Convertible Secured Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

(5) that interest on Convertible Secured Notes called for redemption and for which funds have been set apart for payment, ceases to accrue on and after the Redemption Date (unless the Makers default in the payment of the Redemption Price);

(6) the aggregate principal amount of Convertible Secured Notes (if less than all) that are being redeemed;

(7) the name and address of the Paying Agent;

(8) that Convertible Secured Notes called for redemption may be converted at any time prior to the close of business on the last Business Day immediately preceding the Redemption Date and if not converted prior to the close of business on such date, the right of conversion will be lost; and

(9) that in the case of Convertible Secured Notes or portions thereof called for redemption on a date that is also an Interest Payment Date, the interest payment due on such date shall be paid to the person in whose name the Convertible Secured Note is registered at the close of business on the relevant Regular Record Date.

At the Makers' request and expense, the Trustee shall give notice of redemption in the Company's name and at its expense.

Section 3.4 Effect of Notice of Redemption

. Once notice of redemption is mailed, Convertible Secured Notes called for redemption become due and payable on the Redemption Date at the Redemption Price.

Section 3.5 Deposit of Redemption Price

. At least one Business Day before the Redemption Date, the Makers shall deposit with the Trustee or with the Paying Agent money in immediately available funds sufficient to pay the Redemption Price of all Convertible Secured Notes to be redeemed on that date. The Trustee or the Paying Agent shall return to the Makers any money not required for that purpose. In the case of Convertible Secured Notes or portions thereof redeemed on a redemption date which is also an Interest Payment Date, the interest payment due on such date shall be paid in funds to the Person in whose name the Convertible Secured Note is registered at the close of business on the relevant Regular Record Date.

On and after the Redemption Date, unless the Makers shall default in the payment of the Redemption Price, interest will cease to accrue on the principal amount of the Convertible Secured Notes or portions thereof called for redemption and for which funds have been set apart for payment.

Section 3.6 Convertible Secured Notes Redeemed in Part

. Upon surrender of a Convertible Secured Note that is redeemed in part, the Makers shall issue and the Trustee shall authenticate for the Holder at the expense of the Makers a new Convertible Secured Note equal in principal amount to the unredeemed portion of the Convertible Secured Note surrendered.

Section 3.7 Conversion Arrangement On Call For Redemption

. In connection with any redemption of Convertible Secured Notes, the Makers may arrange for the purchase and conversion of any Convertible Secured Notes by an arrangement with one or more investment bankers or other purchasers to purchase such Convertible Secured Notes by paying to the Trustee in trust for the Holders, on or before the business day next preceding the date fixed for redemption, an amount not less than the applicable Redemption Price, together with interest accrued to the date fixed for redemption, of such Convertible Secured Notes. Notwithstanding anything to the contrary contained in this Article III, the obligation of the Makers to pay the Redemption Price of such Convertible Secured Notes, together with interest accrued to the date fixed for redemption, shall be deemed to be satisfied and discharged to the extent such amount is so paid by the purchasers. If such an agreement is entered into, a copy of which will be filed with the Trustee prior to the date fixed for redemption, any Convertible Secured Notes not duly surrendered for conversion by the Holders thereof may, at the option of the Makers, be deemed, to the fullest extent permitted by law, acquired by such purchasers from such Holders and (notwithstanding anything to the contrary contained in Article XII) surrendered by such purchasers for conversion, all as of immediately prior to the close of business on the date fixed for redemption (and the right to convert any such Convertible Secured Notes shall be deemed to have been extended through such time), subject to payment of the above amount as aforesaid. At the direction of the Makers, the Trustee shall hold and dispose of any such amount paid to it in the same manner as it would monies deposited with it by the Maker for the redemption of Convertible Secured Notes. Without the Trustee's prior written consent, no arrangement between the Makers and such purchasers for the purchase and conversion of any Convertible Secured Notes shall increase or otherwise affect any of the powers, duties, responsibilities or obligations of the Trustee as set forth in this Indenture, and the Makers agree, jointly and severally, to indemnify the Trustee from, and hold it harmless against, any loss, liability or expense arising out of or in conversion of any Convertible Secured Notes between the Makers and such purchasers to which the Trustee has not consented in writing, including the costs and expenses incurred by the Trustee in the defense of any claim or liability arising out of or in connection with the exercise or performance of any of its powers, duties, responsibilities or obligations under this Indenture.

ARTICLE IV
COVENANTS

Section 4.1 Payment of Convertible Secured Notes

. The Makers shall pay the principal of and interest on the Convertible Secured Notes on the date and in the manner provided in the Convertible Secured Notes; provided, however, that the Makers shall provide the Trustee with not less than fifteen days' written notice of the Makers' intention to make any payment in Common Stock to the extent so permitted in accordance with the terms of the Convertible Secured Notes. All payments so due shall be considered paid on the date due if the Trustee or Paying Agent holds as of 10:00 a.m, New York City time, one Business Day prior to that date immediately available funds, or shares of Common Stock, as the case may be, designated for and sufficient to pay all such payments.

The Makers may also from time to time designate one or more other offices or agencies where the Convertible Secured Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designation.

The Makers shall pay interest on overdue principal at the rate and in the manner indicated in the Convertible Secured Notes and Section 2.11 of this Indenture.

Section 4.2 Commission Reports; Certificates and Opinions

. The Makers (a) shall provide to the Trustee and the Holders information, documents, reports and summaries as specified in Section 314(a) of the TIA and (b) to the Trustee the certificates and opinions specified in Section 314(d) of the TIA.

Section 4.3 Compliance Certificate

. The Makers shall deliver to the Trustee within 90 days after the end of each fiscal year of each of the Makers, an Officers' Certificate of each stating that a review of the activities of the Company or the Subsidiary, as the case may be, and respective subsidiaries, during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company or the Subsidiary, as the case may be, has fully performed its obligations under this Indenture and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge, the Company or the Subsidiary, as the case may be, is not in default in the performance or observance of any of the terms and conditions hereof (or, if any Default or Event of Default shall have occurred, describing all such Defaults or Events of Default and its status with particularity of which he or she may have knowledge ~~)~~ and the action such Maker is taking with respect thereto) and, that to the best of his or her knowledge, no event has occurred and remains in existence by reason of which payments on account of the principal of or interest on the Convertible Secured Notes are prohibited.

The Makers shall, so long as any of the Convertible Secured Notes are outstanding, deliver to the Trustee, forthwith upon becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default.

Section 4.4 Maintenance of Office or Agency

. The Makers will maintain an office or agency in each place of payment where Convertible Secured Notes may be presented or surrendered for payment, where Convertible Secured Notes may be presented or surrendered for registration, transfer or exchange and where notices or demands to or upon the Makers in respect of the Convertible Secured Notes and this Indenture may be served. The Makers will give prompt notice to the Trustee of the location, and of any change in the location, of such office or agency.

The Makers may also from time to time designate one or more other offices or agencies where the Convertible Secured Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Makers of their obligation to maintain an office or agency pursuant to Section 2.3. The Makers will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

Section 4.5 Continued Existence

. Subject to Article V, each of the Makers shall do or cause to be done all things necessary to preserve and keep in full force and effect their respective corporate existences and the continued corporate existence of the Subsidiary.

Section 4.6 Appointments to Fill Vacancies in Trustee's Office

. The Makers, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 7.8, a Trustee, so that there shall at all times be a Trustee hereunder.

Section 4.7 Stay, Extension and Usury Laws

. The Makers covenant (to the extent that either may lawfully do so) that they shall not at any time insist upon, plead or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter enforced, that may affect the Makers' obligation to pay the Convertible Secured Notes; and the Makers (to the extent that they may lawfully do so) hereby expressly waive all benefit or advantage of any such law insofar as such law applies to the Convertible Secured Notes, and covenant that they shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.8 Money for Convertible Secured Note Payments to be Held in Trust

. Whenever the Makers shall have one or more Paying Agents, the Makers will, prior to each due date of the principal of or interest on any Convertible Secured Notes, deposit with a Paying Agent a sum sufficient to pay the principal of or interest so becoming due, such sums to be held in trust for the benefit of the Persons entitled to such principal or interest, and unless such Paying Agent is the Trustee, the Makers will promptly notify the Trustee of its action or failure so to act.

The Makers will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

(a) hold all sums held by it for the payment of the principal of and interest on Convertible Secured Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

(b) give the Trustee notice of any default by either of the Makers (or any other obligor upon the Convertible Secured Notes) in the making of any payment of principal or interest; and

(c) at any time during the continuance of any default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

Any money deposited with the Trustee or any Paying Agent in trust for the payment of the principal of or interest on any Convertible Secured Note and remaining unclaimed for one year after such principal or interest has become due and payable shall be paid to the Company upon a written order from the Company signed by two Officers; and the Holder of such Convertible Secured Note shall thereafter look only to the Company and the Subsidiary for payment thereof, and such trust shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such payment, may at the expense of the Makers, cause to be published once, in a newspaper published in the English language, customarily published on each business day and of general circulation in the City of New York, New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be paid to the Company.

Section 4.9 Limitations on Liens

. Neither the Company nor the Subsidiary shall, and each shall not permit any of its respective subsidiaries to, directly or indirectly, incur or permit to attach any lien, claim, charge or other encumbrance upon any of the property or assets (tangible or intangible) of the Company, the Subsidiary or any of their respective subsidiaries or any shares of stock or debt of the Subsidiary or any other direct or indirect subsidiary of the Company or Subsidiary which owns property or assets, now owned or hereafter acquired (including capital stock) other than (i) statutory liens affecting the property of the Company or Subsidiary to secure payments not yet due and owing or being disputed in good faith by the Company; and (ii) liens, claims, charges or other encumbrances securing any indebtedness of the Company or the Subsidiary as of the date of execution of this Indenture which is to be secured in accordance with the terms of the Plan.

Section 4.10 Limitations on Merger and Consolidation

. Neither the Company, the Subsidiary nor any of their respective subsidiaries shall consolidate with or merge into any other Person or sell, lease or convey or transfer, in a single or through a series of transactions, its properties and assets substantially as an entirety to any other Person, except in accordance with Article Five hereof.

Section 4.11 Limitation on Transactions with Affiliates

. Neither the Company nor the Subsidiary will, and will not permit any of its subsidiaries to, directly or indirectly, enter into any transaction or series of related transactions (including, but not limited to, the sale, purchase, exchange, lease, transfer or other disposition of any properties, assets or services to, or the purchase of any property, assets or services from, or the entry into any contract, agreement, undertaking, loan, advance or guarantee) with, or for the benefit of, an Affiliate (an "Affiliate Transaction"), or extend, renew, waive or otherwise modify the terms of any Affiliate Transaction entered into prior to the date of issuance of the Convertible Secured Notes unless (i) such Affiliate Transaction is between or among the Company or the Subsidiary and their respective wholly-owned subsidiaries, or (ii) the terms of such Affiliate Transaction are fair and reasonable and at least as favorable to the Company, the Subsidiary or such subsidiary, as the case may be, as those that could have been obtained in a comparable arms' length transaction by the Company or such Subsidiary with an unrelated Person, and such Affiliate Transaction is entered into in the ordinary course of business of the parties thereto; provided, however, notwithstanding anything to the contrary herein, the Company may issue securities pursuant to the exercise of outstanding options and warrants on the terms described in the Plan. All Affiliate Transactions must be approved in good faith by the Board of Directors of the Company or the Subsidiary, as the case may be, and a majority of independent directors thereof, and such approval evidenced by a board resolution that such transaction meets the criterion set forth in (i) or (ii) above. For the purposes of this Section 4.11, the term "Affiliate" shall be deemed to include each officer and director of the Company and the Subsidiary and each beneficial owner, as such term is defined in the Exchange Act, of 5% or more of the Common Stock.

Section 4.12 Investment Company Act

. Neither the Company nor the Subsidiary shall register as, or be required to register as, an "investment company" as defined under the Investment Company Act of 1940, as amended.

Section 4.13 Payment of Taxes and Other Claims

. Each of the Company and the Subsidiary will, and will cause each of their respective subsidiaries to, pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all taxes, assessments and governmental charges (including withholding taxes and any penalties, interest and additions to tax) levied or imposed upon it or upon its income, profits or property and (ii) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Company, the Subsidiary or their respective subsidiaries; provided, however, that neither the Company, the Subsidiary nor any of their respective subsidiaries shall be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim the applicability or validity of which is being contested in good faith by appropriate proceedings.

Section 4.14 Availability of Information

. From time to time, whenever reasonably requested by the Trustee, the Company and the Subsidiary will furnish or make available to the Trustee such information as may be necessary to permit the Trustee to carry out its duties hereunder in addition to any information which the Company and the Subsidiary are specifically required to furnish pursuant to this Indenture.

Section 4.15 Rule 144 Information; Listing

. The Company shall use its best efforts to make available adequate "current public information" to the extent required by Rule 144 under the Securities Act (or any successor rule thereunder), to enable Holders to sell the shares of Common Stock into which the Convertible Secured Notes may be converted in compliance with Rule 144 (or such successor rule), and, in any event, to the extent such information is made available, will deliver a copy of all such "current public information" to the (a) Trustee and (b) each Holder who requests the same. The Company shall list all shares of Common Stock into which the Convertible Secured Notes may be converted on such stock exchange or with such quotation system which is the principal exchange or system on which shares of its Common Stock are then traded.

Section 4.16 Performance of Other Covenants

. Each of the Company and the Subsidiary covenants and agrees to perform and obey and to cause each of their respective subsidiaries, as applicable, to perform and obey, each covenant or warranty contained in the Permitted Indebtedness or in any indenture, agreement or other instrument creating or evidencing such Permitted Indebtedness to which it or they are or may become subject from time to time (including but not limited to the Subordinated Notes Indenture).

Section 4.17 Payments for Consent

. Neither the Company, the Subsidiary nor any of their respective subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any holder of any Convertible Secured Notes as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Convertible Secured Notes unless such consideration is offered to be paid or agreed to be paid to all Holders which so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

Section 4.18 Reservation of Shares

. The Company shall at all times keep reserved, free from preemptive rights, out of its authorized Common Stock or other securities of the Company issuable upon the exercise of the Convertible Secured Notes, a number of shares of Common Stock or such other securities sufficient to provide for the conversion of all outstanding Convertible Secured Notes. The Company covenants that the Transfer Agent for the Common Stock will be irrevocably authorized and directed at all times to reserve such number of shares of Common Stock or such other securities as shall be required for such purpose. The Company shall keep a copy of this Indenture on file with the Transfer Agent. The Company shall furnish such Transfer Agent a copy of all notices of adjustments and certificates related thereto which are delivered to the Trustee or transmitted to each Holder pursuant to Section 12.5 hereof. The Company covenants that all shares of Common Stock issuable upon conversion of the Convertible Secured Notes will, upon issuance, be fully paid, nonassessable, free of preemptive rights and free from all taxes payable by the Company, liens, charges and security interests (except any liens, charges or security interests created or suffered to be created by any of the Holders), and will not be subject to any restrictions on voting or transfer thereof that are created by the Company except for such restrictions on transfer provided in this Indenture, the Company's Certificate of Incorporation or as otherwise provided by law.

Section 4.19 Liability Insurance

The Company and the Subsidiary shall maintain commercially reasonable liability insurance consistent with industry practice

Section 4.20 Recording of Security Documents

The Company and the Subsidiary shall use all reasonable commercial efforts to record and rerecord all documents required to perfect and maintain the lien of the Holders and the Trustee in the Collateral, including, without limitation, all UCC-1s and UCC continuation statements.

ARTICLE V
SUCCESSORS

Section 5.1 When the Company or Subsidiary May Merge, Etc.

Unless funds for the redemption of all of the Convertible Secured Notes have been deposited with the Trustee or with the Paying Agent as provided in Section 3.5 of this Indenture, neither the Company nor the Subsidiary will, in a single transaction or series of related transactions, consolidate or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets to, any Person as an entirety or substantially as an entirety unless:

(a) either (i) the Company or the Subsidiary, as the case may be, shall be the surviving or continuing corporation or (ii) the person (if other than the Company ~~)~~ or the Subsidiary, as the case may be) formed by or surviving any such consolidation or into which the Company or the Subsidiary, as the case may be, is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of the Company substantially as an entirety (1) shall be a corporation organized and validly existing under the laws of the United States or any State thereof or the District of Columbia and (2) shall expressly assume, by supplemental indenture in form reasonably satisfactory to the Trustee, executed and delivered to the Trustee, the due and punctual payment of the principal of, and interest on, all of the Convertible Secured Notes and the performance of every covenant of the Convertible Secured Notes and this Indenture on the part of the Company or the Subsidiary, as the case may be, to be performed or observed;

(b) immediately after giving effect to such transaction no Default and no Event of Default shall have occurred and be continuing; and the Company or such person shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this provision of this Indenture and that all conditions precedent in this Indenture relating to such transaction have been satisfied; and

(c) such transaction shall be on such terms as shall not impair the rights and powers of the Trustee or the Holders of the Convertible Secured Notes hereunder or have a material adverse effect in the business or financial condition of either of the Makers.

For purposes of this Section 5.1, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more subsidiaries of the Company or the Subsidiary, as the case may be, the capital stock of which constitutes all or substantially all of the properties and assets of the Company or the Subsidiary, as the case may be, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company or the Subsidiary, as the case may be.

Section 5.2 Successor Corporation Substituted

. Upon any such consolidation, merger, sale, assignment or other disposition in accordance with Section 5.1, the successor Person formed by such consolidation or into which the Company or the Subsidiary, as the case may be, is merged or to which such sale, conveyance, lease or transfer or other disposition is made will succeed to, and be substituted for, and may exercise every right and power of, the Company or the Subsidiary, as the case may be, under this Indenture with the same effect as if such successor had been named as the Company therein, and thereafter (except in the case of a sale, assignment, transfer, lease, conveyance or other disposition) the predecessor corporation will be relieved of all further obligations and covenants under this Indenture and the Convertible Secured Notes.

ARTICLE VI
DEFAULTS AND REMEDIES

Section 6.1 Events of Default

. An "Event of Default" with respect to the Convertible Secured Notes occurs if any of the following events occurs:

(i) The Makers shall fail to pay (a) any principal when due on any Convertible Secured Note or (b) interest due on any Convertible Secured Note within ten (10) Business Days after such payment shall become due;

(ii) The Makers shall default in the payment of the Redemption Price on any Convertible Secured Notes;

(iii) The Company or the Subsidiary institutes proceedings to be adjudicated as bankrupt or insolvent; the institution of involuntary bankruptcy or insolvency proceedings against he Company or the Subsidiary if such proceedings are not dismissed within 60 days of commencement; files a petition or answer or consent seeking reorganization or release under the federal bankruptcy laws or any other similar federal or state law; consents to the filing of any such petition or the appointment of a receiver, liquidator, assignee, trustee (other than a trustee under a deed of trust or similar instrument) for any part of its property; or makes an assignment for the benefit of its creditors (collectively, a "Bankruptcy");

(iv) An uncured default or an event of default shall have occurred under the Subordinated Notes Indenture or under any other indebtedness of the Company or the Subsidiary for money borrowed;

(v) The granting of, the taking of any action which would grant or create, a lien, claim, charge or other encumbrance upon the Collateral securing this Convertible Secured Note, except as permitted under Section 4.9 of this Indenture;

(vi) The Security Documents shall at any time and for any reason be declared null and void or a proceeding be commenced to declare the Security Documents null and void or the Company denies its liability or obligations under the Security Documents;

(vii) Any security interest granted under the Security Documents shall, for any reason, lapse, fail or cease (except for the lapse of time) to be a valid, perfected and attached first priority lien on the Collateral or any material portion thereof;

(viii) Any representation or warranty made by Company or the Subsidiary in this Indenture, the Plan or any of the Security Documents, prove to be incorrect or misleading in any material respect when made;

(ix) The Company fails to perform or observe any material agreement or covenant contained in this Indenture, the Convertible Secured Notes, the Subordinated Notes Indenture, the Subordinated Notes, the Plan, the documents evidencing other Permitted Indebtedness or the Security Documents;

(x) Any attachment or sequestration of any material portion of the Collateral if the same is not discharged or bonded within ten (10) Business Days;

(xi) Any further sale, transfer, assignment, conveyance or grant of a security interest in the Collateral without the consent of the Holders of a majority of the Convertible Secured Notes;

(xii) Any condemnation, taking or purchase in lieu thereof of all or any material part of the Collateral.

Section 6.2 Acceleration

. If an Event of Default occurs and is continuing, then and in every such case the Trustee, by written notice to the Company, or the Holders of at least 25% in aggregate principal amount of the then outstanding Convertible Secured Notes, by written notice to the Company and the Trustee, may declare the unpaid principal of and accrued interest on all the Convertible Secured Notes to be due and payable. Upon such declaration such principal amount and accrued and unpaid interest shall become immediately due and payable, notwithstanding anything contained in this Indenture or the Convertible Secured Notes to the contrary. If an Event of Default occurs under Section 6.1(iii) and is continuing the Convertible Secured Notes shall be accelerated automatically and the amounts specified in this paragraph shall automatically be immediately due and payable.

The Holders of a majority in aggregate principal amount of the then outstanding Convertible Secured Notes by notice to the Trustee may rescind an acceleration of the Convertible Secured Notes and its consequences if all existing Events of Default (other than nonpayment of principal of or interest on the Convertible Secured Notes which has become due solely by virtue of such acceleration) have been cured or waived and if the rescission would not conflict with any judgment or decree of any court of competent jurisdiction. No such rescission shall affect any subsequent Default or Event of Default or impair any right consequent thereto.

Section 6.3 Other Remedies

. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest on the Convertible Secured Notes or to enforce the performance of any provision of the Convertible Secured Notes or this Indenture, including, without limitation, any action that the Trustee is entitled to take pursuant to Section 11.2 of this Indenture. The Trustee may maintain a proceeding even if it does not possess any of the Convertible Secured Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy occurring upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.4 Waiver of Past Defaults

. The Holders of a majority in aggregate principal amount of the Convertible Secured Notes then outstanding may, on behalf of the Holders of all the Convertible Secured Notes waive an existing Default or Event of Default and its consequences, except a Default or Event of Default in the payment of the principal of or interest on the Convertible Secured Notes (other than the non payment of principal of and interest on the Convertible Secured Notes which has become due solely by virtue of an acceleration which has been duly rescinded as provided above), or in respect of a covenant or provision of this Indenture which cannot be modified or amended without the consent of all Holders. When a Default is waived, it is cured and stops continuing. No waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.5 Control by Majority

. The Holders of a majority in aggregate principal amount of the then outstanding Convertible Secured Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders or that may involve the Trustee in personal liability; provided, that the Trustee shall have no duty or obligation (subject to Section 7.1) to ascertain whether or not such actions of forbearances are unduly prejudicial to such Holders; provided, further, that the Trustee may take any other action the Trustee deems proper that is not inconsistent with such directions.

Section 6.6 Limitation on Suits

. A Holder may not pursue any remedy with respect to this Indenture or the Convertible Secured Notes unless:

(1) the Holder gives to the Trustee notice of a continuing Event of Default;

(2) the Holders of at least 25% in aggregate principal amount of the then outstanding Convertible Secured Notes make a request to the Trustee to pursue the remedy;

(3) such Holder or Holders offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

(4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

(5) during such 60 day period the Holders of a majority in principal amount of the then outstanding Convertible Secured Notes do not give the Trustee a direction inconsistent with the request.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

Section 6.7 Rights of Holders to Receive Payment

. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on the Convertible Secured Note, on or after the respective due dates expressed in the Convertible Secured Note, or to bring suit for the enforcement of any such payment on or after such respective dates, or to bring suit for the enforcement of the right to convert the Convertible Secured Note shall not be impaired or affected without the consent of a Holder.

Section 6.8 Collection Suit by Trustee

. If an Event of Default occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company, the Subsidiary or both for the whole amount of principal and interest remaining unpaid on the Convertible Secured Notes and interest on overdue principal and interest and such further amount as shall be sufficient to cover the costs and, to the extent lawful, expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.9 Trustee May File Proofs of Claim

. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable to have the claims of the Trustee (including any claim for the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Makers, their creditors or their property and shall be entitled and empowered to collect, receive and distribute any monies or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and if the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7 out of the estate in any such proceeding shall be denied for any reason, payment of the same shall be secured by a lien, prior to the lien of the Holders, on, and shall be paid out of, any and all distributions, dividends, monies, securities and other properties which the Holders of the Convertible Secured Notes may be entitled to acquire in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing contained herein shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Convertible Secured Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10 Priorities

. If the Trustee collects any money pursuant to this Article VI, it shall pay out the money in the following order:

First: to the Trustee for amounts due under Section 7.7, including payment of all compensation, expenses (including, without limitation, counsel fees and expenses) and liabilities incurred, and all advances made, by the Trustee, and the costs and expenses of collection;

Second: to Holders for amounts due and unpaid on the Convertible Secured Notes for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Convertible Secured Notes for principal and interest, respectively; and

Third: to the Company.

Except as otherwise provided in Section 2.10, the Trustee may fix a record date and payment date for any payment to Holders.

Section 6.11 Undertaking for Costs

. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit, other than the Trustee, of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.7 or a suit by Holders of more than 10% in principal amount of the then outstanding Convertible Secured Notes.

Section 6.12 Waiver of Stay or Extension Laws

. The Company and the Subsidiary covenant (to the extent that they may lawfully do so) that neither will at any time insist upon or plead, or in any manner claim or take the benefit or advantage of any stay or extension of law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture or the Convertible Secured Notes; and the Company and the Subsidiary (to the extent they may lawfully do so) hereby expressly waive all benefit or advantage of any such law and covenant that they will not hinder, delay or impede the execution of any power granted to the Trustee in this Indenture of the Convertible Secured Notes, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE VII
THE TRUSTEE

The Trustee hereby accepts the trust imposed upon it by this Indenture and covenants and agrees to perform the same, as herein expressed. Whether or not herein expressly so provided, every provision of this Indenture and the Security Documents relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Article VII.

Section 7.1 Duties of the Trustee.

(a) If an Event of Default of which the Trustee has actual knowledge has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and the Security Documents and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

(b) Except during the continuance of an Event of Default known to the Trustee:

(1) The duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any statements, certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the form required by this Indenture.

(c) The Trustee may not be relieved from liability for its own grossly negligent action, its own grossly negligent failure to act or its own willful misconduct, except that:

(1) This paragraph does not limit the effect of paragraph (b) of this Section;

(2) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5.

(d) Whether or not therein expressly so provided, every provision of this Indenture and the Security Documents that is in any way related to the Trustee is subject to this Article VII.

(e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability in the performance of any of its duties or the exercise of any of its rights and powers hereunder.

(f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree with the Company. Money held in trust by the Trustee need not be segregated from other funds, except to the extent required by law.

(g) If the Trustee shall receive conflicting or inconsistent requests from two or more groups of Holders, each representing less than a majority of the aggregate principal amount of Convertible Secured Notes then outstanding, the Trustee in its sole discretion may determine what action, if any, shall be taken, notwithstanding any other provision of this Indenture.

(h) The duties of the Trustee under this Indenture and the Security Documents are limited by the provisions of a Security and Intercreditor Agreement, dated as of June 11, 2002, by and among the Holders and certain other secured parties and the Trustee shall have no liability under this Indenture or the Security Documents for any act or failure to act expressly permitted or required by such Security and Intercreditor Agreement.

Section 7.2 Rights of the Trustee.

(a) The Trustee may rely on and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, security or other document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter contained therein.

(b) Any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officers' Certificate (unless other evidence in respect thereof is herein specifically prescribed). In addition, before the Trustee acts or refrains from acting, it may require an Officers' Certificate, an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through its attorneys and agents and other persons not regularly in its employ and shall not be responsible for the misconduct or gross negligence of any attorney or agent appointed with due care.

(d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its discretion, rights or powers.

(e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by Officers of the Company.

(f) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

(g) The Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Indenture at the request, order or discretion of any of the Holders pursuant to the provisions of this Indenture, unless such Holders have offered to the Trustee satisfactory security or indemnity against the costs, expenses and liabilities which might be incurred therein or thereby.

(h) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, security or other document unless requested in writing to do so by the Holders of not less than a majority in aggregate principal amount of the Convertible Secured Notes then outstanding, provided that if the Trustee determines in its sole and absolute discretion to make any such investigation, then it shall be entitled, upon reasonable prior notice and during normal business hours, to examine the books and records and the premises of the Company, personally or by agent or attorney, and the reasonable expenses of every such examination shall be paid by the Company or, if paid by the Trustee or any predecessor Trustee, shall be reimbursed by the Company upon demand.

(i) The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as a duty and the Trustee shall not be answerable for other than its gross negligence or willful misconduct.

(j) Except for an event of which the Trustee has "Actual Knowledge" and which event, with the giving of notice or the passage of time or both, would constitute an Event of Default under this Indenture, the Trustee shall not be deemed to have notice of an default or event unless specifically notified in writing of such event by the Company or the Holders of not less than 25% in aggregate principal amount of the Convertible Secured Notes then outstanding; as used herein, the term "Actual Knowledge" means the actual fact or statement of knowing, without any duty to make any investigation with regard thereto.

(k) The Trustee shall not be responsible for the computation of any adjustment to the Conversion Price or for any determination as to whether an adjustment is required.

(l) The Trustee shall have no responsibility to ensure that the Company is maintaining any insurance required by this Indenture.

(m) The Trustee shall not be responsible to record, rerecord or file any UCC Statements or UCC Continuation Statements.

Section 7.3 Individual Rights of the Trustee

. Subject to Sections 7.10 and 7.11, the Trustee in its individual or any other capacity may become the owner or pledgee of Convertible Secured Notes with the same rights it would have if it were not the Trustee and may otherwise deal with the Company or an Affiliate and receive, collect, hold and retain collections from the Company with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

Section 7.4 Trustee's Disclaimer

. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Convertible Secured Notes. It shall not be accountable for the Company's use of the proceeds from the Convertible Secured Notes or any money paid to the Company or upon the Company's direction under any provision of this Indenture. It shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Convertible Secured Notes or any other document in connection with the sale of the Convertible Secured Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.5 Notice of Defaults

. If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Holder a notice of the Default or Event of Default within 60 days after it occurs. A Default or an Event of Default shall not be considered known to the Trustee unless it is a Default or Event of Default in the payment of principal or interest when due or the Trustee shall have received notice thereof, in accordance with this Indenture, from the Company or from the Holders of a majority in principal amount of the outstanding Convertible Secured Notes. Except in the case of a Default or Event of Default in payment of principal of or interest on any Convertible Secured Note, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interest of the Holders.

Section 7.6 Reports by the Trustee to Holders

. If this Indenture has been qualified under the TIA, within 60 days after the reporting date stated in Section 10.9, the Trustee shall mail to Holders a brief report dated as of such reporting date that complies with TIA Section 313(a), provided, however, that, if no event described in TIA Section 313(a) has occurred within twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA Section 313 (b)(2). The Trustee shall transmit any such reports in the manner specified in TIA Section 313(c).

A copy of each report at the time of its mailing to Holders shall be filed, at the expense of the Company, by the Trustee and each stock exchange or securities market, if any, on which the Convertible Secured Notes are listed, and if this Indenture has been qualified under the TIA, with the Commission. The Company shall timely notify the Trustee when the Convertible Secured Notes are listed or quoted on any stock exchange or securities market.

Section 7.7 Compensation and Indemnity

. The Company and the Subsidiary shall pay to the Trustee from time to time and the Trustee shall be entitled to reasonable compensation for its acceptance of this Indenture and its services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by or on behalf of it in addition to the compensation for its services. Such expenses may include the reasonable compensation, disbursements and expenses of the Trustee's agents, counsel and other persons not regularly in its employ.

The Company and the Subsidiary, jointly and severally, shall indemnify the Trustee against any loss, liability or expense incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture and the trusts hereunder, including the costs and expenses of defending itself against or investigating any claim of liability in the premises, except as set forth in the next paragraph. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company or the Subsidiary of its obligations hereunder. The Company and the Subsidiary shall defend the claim with counsel designated by the Company, who may be outside counsel to the Company but shall in all events be reasonably satisfactory to the Trustee, and the Trustee shall cooperate in the defense. In addition, the Trustee may retain one separate counsel and, if deemed advisable by such counsel, local counsel, and the Company shall pay the reasonable fees and expenses of such separate counsel and local counsel. The indemnification herein extends to any settlement, provided that the Company will not be liable for any settlement made without its consent, provided, further, that such consent will not be unreasonably withheld.

The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through its own gross negligence or willful misconduct.

To secure the Company's payment obligations in this Section 7.7, the Trustee shall have a lien prior to the Convertible Secured Notes on all money or property held or collected by the Trustee. Such liens and the Company's obligations under this Section 7.7 shall survive the satisfaction and discharge of this Indenture.

When the Trustee incurs expenses or renders services after an Event of Default specified in Sections 6.1(iii) of this Indenture occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

Section 7.8 Replacement of the Trustee

. A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.8.

The Trustee may resign at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in principal amount of the then outstanding Convertible Secured Notes may remove the Trustee by so notifying the Trustee and the Company in writing and may appoint a successor Trustee. The Company may remove the Trustee if:

(1) the Trustee fails to comply with Section 7.10;

(2) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(3) a Custodian or public officer takes charge of the Trustee or its property; or

(4) the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Convertible Secured Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the then outstanding Convertible Secured Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee after written request by any Holder who has been a Holder for at least six months fails to comply with Section 7.10, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided that all sums owing to the retiring Trustee hereunder have been paid and subject to the lien provided for in Section 7.7. Notwithstanding the replacement of the Trustee pursuant to this Section 7.8, the Company's obligations under Section 7.7 shall continue for the benefit of the retiring Trustee.

Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in the preceding paragraph.

Section 7.9 Successor Trustee by Merger, Etc.

If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national banking association, the resulting, surviving or transferee corporation or national banking association without any further act shall be the successor Trustee with the same effect as if the successor Trustee had been named as the Trustee herein.

Section 7.10 Eligibility, Disqualification

. If this Indenture has been qualified under the TIA, this Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1). The Trustee shall always have a combined capital and surplus as stated in Section 10.9. If this Indenture has been qualified under the TIA, the Trustee is subject to the standards set forth in TIA Section 310 (b) regarding the disqualification of a trustee upon acquiring a conflicting interest.

Section 7.11 Preferential Collection of Claims Against Company

. If this Indenture has been qualified under the TIA, (a) the Trustee shall comply with the provisions of TIA Section 311(a), excluding any creditor relationship set forth in TIA Section 311(b), and (b) a Trustee who has resigned or been removed shall comply with the provisions of TIA Section 311(a) to the extent indicated therein.

ARTICLE VIII
SATISFACTION AND DISCHARGE OF INDENTURE

Section 8.1 Discharge of Indenture

. When (a) the Company delivers to the Trustee for cancellation all Convertible Secured Notes theretofore authenticated (other than any other Convertible Secured Notes which have been destroyed, lost or stolen and in lieu of or in substitution for which other Convertible Secured Notes have been authenticated and delivered) and not theretofore canceled, or (b) all the Convertible Secured Notes not theretofore canceled or delivered to the Trustee for cancellation have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption, and the Company deposits with the Trustee, in trust, cash and/or U.S. Government Obligations sufficient to pay at maturity or upon redemption of all of the Convertible Secured Notes (other than any Convertible Secured Notes which have been mutilated, destroyed, lost or stolen and in lieu of or in substitution for which other Convertible Secured Notes have been authenticated and delivered) not theretofore canceled or delivered to the Trustee for cancellation, including principal and interest due or to become due to such date of maturity or Redemption Date, as the case may be, and if in either case the Company also pays, or causes to be paid, all other sums payable hereunder by the Company, then this Indenture shall cease to be of further effect (except as to (i) rights of registration of transfer, substitution, replacement and exchange and conversion of Convertible Secured Notes, (ii) rights hereunder of Holders to receive payments of principal of and interest on, the Convertible Secured Notes (iii) the obligations under Sections 2.3 and 8.5 hereof and (iv) the rights, obligations and immunities of the Trustee hereunder), and the Trustee, on demand of the Company accompanied by an Officers' Certificate and an Opinion of Counsel as required by Section 10.4 and at the Company's cost and expense, shall execute proper instruments acknowledging satisfaction of and discharging this Indenture; the Company, however, hereby agrees to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred by the Trustee and to compensate the Trustee for any services thereafter reasonably and properly rendered by the Trustee in connection with this Indenture or the Convertible Secured Notes.

Section 8.2 Deposited Monies to be Held in Trust by Trustee

. Subject to Section 8.4, all monies deposited with the Trustee pursuant to Section 8.1 shall be held in trust and applied by it to the payment, notwithstanding the provisions of Article XI, either directly or through the Paying Agent, to the Holders of the particular Convertible Secured Notes for the payment or redemption of which such monies have been deposited with the Trustee, of all sums due and to become due thereon for principal and interest.

Section 8.3 Paying Agent to Repay Monies Held

. Upon the satisfaction and discharge of this Indenture, all monies then held by any Paying Agent (other than the Trustee) shall, upon the Company's demand, be repaid to it or paid to the Trustee, and thereupon such Paying Agent shall be released from all further liability with respect to such monies.

Section 8.4 Return of Unclaimed Monies

. Subject to the requirements of applicable law, any monies deposited with or paid to the Trustee for payment of the principal of or interest on Convertible Secured Notes and not applied but remaining unclaimed by the Holders thereof for two years after the date upon which the principal of or interest on such Convertible Secured Notes as the case may be, have become due and payable, shall be repaid to the Company by the Trustee on demand and all liability of the Trustee shall thereupon cease with respect to such monies; and the Holder of any of the Convertible Secured Notes shall thereafter look only to the Company for any payment which such Holder may be entitled to collect unless an applicable abandoned property law designates another person.

Section 8.5 Reinstatement

. If the Trustee or the Paying Agent is unable to apply any money in accordance with Section 8.2 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Convertible Secured Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.1 until such time as the Trustee or the Paying Agent is permitted to apply all such money in accordance with Section 8.2; provided, however, that if the Company makes any payment of interest on or principal of any Convertible Secured Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders thereof to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE IX
AMENDMENTS

Section 9.1 Without the Consent of Holders

. The Company and the Trustee may amend this Indenture or the Convertible Secured Notes without notice to or the consent of any Holder for the purposes of:

(a) curing any ambiguity or correcting or supplementing any defective or inconsistent provision contained in this Indenture, or making any other changes in the provisions of this Indenture which the Company and the Trustee may deem necessary or desirable and which will not adversely affect the legal rights under the Indenture of the Holders.

(b) providing for uncertificated Convertible Secured Notes in addition to or in place of certificated Convertible Secured Notes;

(c) evidencing the succession of another person to the Company or the Subsidiary and the assumption by such successor of the covenants and obligations of the Company or the Subsidiary, as the case may be, thereunder and in the Convertible Secured Notes as permitted by Section 5.1;

(d) providing for conversion rights of Holders in the event of consolidation, merger or sale of all or substantially all of the assets of the Company and to otherwise comply with Section 5.1;

(e) reducing the Conversion Price;

(f) adding to the covenants of the Company for the benefit of the Holders; and

(g) evidencing and providing for the acceptance of appointment hereunder by a successor Trustee with respect to the Convertible Secured Notes.

Section 9.2 With the Consent of Holders

. Subject to Section 6.7, the Company and the Trustee may amend this Indenture or the Convertible Secured Notes with the written consent of the Holders of 66 2/3% in aggregate principal amount of the then outstanding Convertible Secured Notes (including consents obtained in connection with a tender offer or exchange offer for Convertible Secured Notes).

Subject to Sections 6.4 and 6.7, the Holders of 66 2/3% in aggregate principal amount of the Convertible Secured Notes then outstanding may also waive compliance in a particular instance by the Company and/or the Subsidiary with any provision of this Indenture or the Convertible Secured Notes.

However, without the consent of each Holder affected, an amendment or waiver under this Section may not:

(a) reduce the principal amount of Convertible Secured Notes whose Holders must consent to an amendment, supplement or waiver;

(b) reduce the principal of or interest on or change the fixed maturity of any Convertible Secured Note or except as permitted pursuant to Section 9.1, alter the redemption provisions with respect thereto;

(c) reduce the rate of, or extend the time for payment of, interest, including defaulted interest, on any Convertible Secured Note;

(d) waive a Default or Event of Default in the payment of principal of or interest on the Convertible Secured Notes (except a rescission of acceleration of the Convertible Secured Notes by the Holders of at least a majority in aggregate principal amount of the Convertible Secured Notes then outstanding and a waiver of the payment default that resulted from such acceleration);

(e) make the principal of or interest on, any Convertible Secured Note payable in money other than as provided for herein and in the Convertible Secured Notes;

(f) waive a redemption payment with respect to any Convertible Subordinated Note;

(g) except as permitted herein, increase the Conversion Price or except as permitted pursuant to Section 9.1, modify the provisions contained herein relating to conversion of the Convertible Secured Notes in a manner adverse to the Holders thereof; or

(h) make any change in provisions relating to waivers of defaults, or the rights of Holders to receive payments of principal of or interest on the Convertible Secured Notes or the abilities of Holders to enforce their rights hereunder or the provisions of clauses (a) through (h) of this Section 9.2.

To secure a consent of the Holders under this Section, it shall not be necessary for such Holders to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

After an amendment or waiver under this Section becomes effective, the Company shall mail to Holders a notice briefly describing the amendment or waiver.

Section 9.3 Revocation and Effect of Consents

. Until an amendment or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder or portion of a Convertible Secured Note that evidences the same debt as the consenting Holder's Convertible Secured Note, even if notation of the consent is not made on any Convertible Secured Note. However, any such Holder or subsequent Holder may revoke the consent as to his or her Convertible Secured Note or portion of a Convertible Secured Note if the Trustee receives the notice of revocation before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Convertible Secured Notes have consented to the amendment or waiver.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment or waiver. If a record date is fixed, then notwithstanding the provisions of the immediately preceding paragraph, those persons who were Holders at such record date (or their duly designated proxies), and only those persons, shall be entitled to consent to such amendment or waiver or to revoke any consent previously given, whether or not such persons continue to be Holders after such record date. No consent shall be valid or effective for more than 90 days after such record date unless consents from Holders of the principal amount of Convertible Secured Notes required here under for such amendment or waiver to be effective shall have also been given and not revoked within such 90 day period.

After an amendment or waiver becomes effective it shall bind every Holder, unless it is of the type described in clauses (a)-(h) of Section 9.2. In such case, the amendment or waiver shall bind each Holder who has consented to it.

Section 9.4 Notation On Or Exchange Of Convertible Secured Notes

. Convertible Secured Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article IX may, and shall if required by the Trustee, bear a notation in the form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Convertible Secured Notes so modified as to conform, in the opinion of the Company and the Trustee, to any such supplemental indenture may be prepared and executed by the Makers and authenticated and delivered by the Trustee in exchange for outstanding Convertible Secured Notes.

Section 9.5 Trustee Protected

. The Trustee shall sign any amendment or supplemental indenture authorized pursuant to this Article IX if such amendment or supplemental indenture does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing such amendment or supplemental indenture, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel as conclusive evidence that such amendment or supplemental indenture is authorized or permitted by this Indenture, that it is not inconsistent herewith, and that it will be valid and binding upon the Makers in accordance with its terms.

ARTICLE X
GENERAL PROVISIONS

Section 10.1 Notices

. Any notice or communication by the Company or the Trustee to the other is duly given if in writing and delivered in person or mailed by first class mail, with postage prepaid (registered or certified, return receipt requested), facsimile or overnight air couriers guaranteeing next day delivery, to the other's address stated in Section 10.9. The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders) shall be deemed to have been duly given at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when transmission confirmed, if transmitted by facsimile; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

Any notice or communication to a Holder shall be mailed by first class mail, with postage prepaid, to his or her address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

If a notice or communication is sent in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If the Company sends a notice or communication to Holders, it shall send a copy to the Trustee and each Agent at the same time.

All other notices or communications shall be in writing.

Section 10.2 Communication by Holders With Other Holders

. Holders may communicate as provided in TIA Section 312(b) respect to their rights under this Indenture or the Convertible Secured Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection set forth in TIA Section 312(c).

Section 10.3 Certificate and Opinion as to Conditions Precedent

. Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

(1) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 10.4) stating that, in the opinion of such person, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 10.4) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with.

Section 10.4 Statements Required in Certificate or Opinion

. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314 (a)(4)) shall include:

(1) a statement that the person making such certificate or opinion has read such covenant or condition;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

Any Officers' Certificate may be based, insofar as it relates to legal matters, upon an Opinion of Counsel, unless such Officer knows that the opinion with respect to the matters upon which his or her certificate may be based as aforesaid is erroneous. Any Opinion of Counsel may be based, insofar as it relates to factual matters, upon certificates, statements or opinions of, or representations by an officer or officers of the Company, or other persons or firms deemed appropriate by such counsel, unless such counsel knows that the certificates, statements or opinions or representations with respect to the matters upon which his or her certificate, statement or opinion may be based as aforesaid are erroneous.

Any Officers' Certificate, statement or Opinion of Counsel may be based, insofar as it relates to accounting matters, upon a certificate or opinion of or representation by an accountant (who may be an employee of the Company), or firm of accountants, unless such Officer or counsel, as the case may be, knows that the certificate or opinion or representation with respect to the accounting matters upon which his certificate, statement or opinion may be based as aforesaid is erroneous.

Section 10.5 Rules by Trustee and Agents

. The Trustee may make reasonable rules for action by or a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 10.6 Legal Holidays

. A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions in the City of New York or the City of Denver, Colorado are not required to be open, and a "Business Day" is any day that is not a Legal Holiday. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If any date specified in this Indenture, including, without limitation, a Redemption Date, is a Legal Holiday, then such date shall be the next succeeding Business Day.

Section 10.7 No Recourse Against Others

. No director, officer, employee or stockholder, as such, of the Company or the Subsidiary from time to time shall have any liability for any obligations of the Company or the Subsidiary under the Convertible Secured Notes or this Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting a Convertible Secured Note waives and releases all such liability. This waiver and release are part of the consideration for the Convertible Secured Notes. Each of such directors, officers, employees and stockholders is a third party beneficiary of this Section 10.7.

Section 10.8 Counterparts

. This Indenture may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

Section 10.9 Other Provisions

. The Company initially appoints the Trustee as Paying Agent, Registrar and authenticating agent.

If applicable, the reporting date for Section 7.6 is October 15 of each year. The first reporting date is the first October 15 following the issuance of Convertible Secured Notes hereunder.

The Trustee shall always have, or shall be a subsidiary of a bank or bank holding company which has, a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.

The Company's address is: Crown Resources Corporation, 4251 Kipling Street, Suite 390, Wheat Ridge, CO 80033, Attention: Chief Financial Officer, Facsimile: (303) 534-1809, Telephone: (303) 534-1030.

The Trustee's address is:Deutsche Bank Trust Company Americas, 60 Wall Street, Mail Stop NYC 60-2515, New York, New York 10005, Attention: Corporate Trust and Agency Group Mail Stop JCY 03 0603, Facsimile: (212) 250-6392 .

Section 10.10 Governing Law

. The internal laws of the State of New York shall govern this Indenture and the Convertible Secured Notes, without regard to the conflict of laws provisions thereof.

Section 10.11 No Adverse Interpretation of Other Agreements

. This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a subsidiary. Any such other indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 10.12 Successors

. All agreements of the Company or the Subsidiary in this Indenture and the Convertible Secured Notes shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

Section 10.13 Severability

. In case any provision in this Indenture or in the Convertible Secured Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 10.14 Table of Contents, Headings, Etc.

The Table of Contents, Cross Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

ARTICLE XI
COLLATERAL AND SECURITY

Section 11.1 Collateral and Security Documents

. In order to secure the due and punctual payment of the principal of and interest on the Convertible Secured Notes when and as the same shall be due and payable and the performance of all other obligations of the Company or the Subsidiary to the Holders or the Trustee under this Indenture, the Convertible Secured Notes, the Security Documents and any other documents contemplated hereby, as the case may be, the Makers and the Trustee have simultaneously with the execution of this Indenture entered into the Security Documents. The Trustee and the Makers each hereby agree that the Trustee holds its interest in the Collateral in trust for the benefit of the Holders pursuant to the terms of the Security Documents.

Section 11.2 Authorization of Actions To Be Taken by the Trustee Under the Security Documents

. Subject to the provisions of the Security Documents, (a) the Trustee may, in its sole discretion and without the consent of the Holders, take all actions it deems necessary or appropriate in order to (i) enforce any of the terms of the Security Documents and (ii) collect and receive any and all amounts payable in respect of the obligations of the Makers hereunder or thereunder and (b) the Trustee shall have power to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any act that may be unlawful or in violation of the Security Documents or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders in the Collateral (including the power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest thereunder or be prejudicial to the interests of the Holders or of the Trustee). The Trustee is hereby expressly authorized to execute, deliver and perform its obligations under the Security Documents. Except during the continuance of an Event of Default, the Trustee shall not be required to take any action under the Security Documents that involves the exercise by it of discretion. The Trustee may, however, take any such action upon the basis of, at the election of the Trustee, either an Officers' Certificate or an Opinion of Counsel, or both, of the Company stating the nature of the proposed action and that any such action is appropriate, necessary or advisable under the circumstances, complies with the Indenture and the Security Documents and does not adversely affect the interests of the Holders; provided that the foregoing shall not limit the ability of the Trustee to take action at its discretion in the absence of such an Officers' Certificate or Opinion of Counsel. Except during the continuance of an Event of Default, the Trustee may refrain from taking any such action pending receipt of such Officers' Certificate and/or Opinion of Counsel, if so requested by it, and shall incur no liability to any person for failure to take any such action pending receipt thereof. The Trustee shall be fully protected in acting on the basis of any such Officers' Certificate and/or Opinion of Counsel and shall incur no liability to any person arising out of any action taken on the basis thereof.

Section 11.3 Authorization of Receipt of Funds by the Trustee Under the Security Documents

. The Trustee is authorized to receive any funds for the benefit of Holders distributed under the Security Documents, to apply such funds as provided in this Indenture and the Security Documents, and to make further distributions of such funds to the Holders in accordance with the provisions of this Indenture.

ARTICLE XII
CONVERSION OF CONVERTIBLE SECURED NOTES

Section 12.1 Right to Convert

. Subject to and upon compliance with the provisions of this Indenture, each Holder of Convertible Secured Notes shall have the right, at his or her option, at any time prior to the close of business on the last Business Day prior to the Maturity Date (except that, with respect to any Convertible Secured Note or portion of a Convertible Secured Note which is called for redemption, such right shall terminate, except as provided in the fourth paragraph of Section 12.2, at the close of business on the last Business Day prior to the date fixed for redemption of such Convertible Secured Note or portion of a Convertible Secured Note unless the Company defaults in the payment due upon redemption thereof) to convert the principal amount of any Convertible Secured Note held by such Holder, or any portion of such principal amount which is authorized in section 2.2, into that number of fully paid and non assessable shares of Common Stock (as such shares shall then be constituted) obtained by dividing the principal amount of the Convertible Secured Note or portion thereof surrendered for conversion by the Conversion Price in effect at such time, by surrender of the Convertible Secured Note so to be converted in whole or in part in the manner provided in Section 12.2. A Holder is not entitled to any rights of a holder of Common Stock until such Holder has converted his or her Convertible Secured Notes to Common Stock, and only to the extent such Convertible Secured Notes are deemed to have been converted to Common Stock under this Article XII.

Section 12.2 Exercise of Conversion Privilege; Issuance of Common Stock on Conversion; No Adjustment for Interest or Dividends

. To exercise, in whole or in part, the conversion privilege with respect to any Convertible Secured Note, the Holder of such Convertible Secured Note shall surrender such Convertible Secured Note, together with the Notice of Conversion attached thereto, properly and completely filled out and executed, at an office or agency maintained by the Company pursuant to Section 4.4, accompanied by the funds, if any, required by the final paragraph of this Section 12.2, and shall give written notice of conversion in the form provided on the Convertible Secured Notes (or such other notice which is acceptable to the Company) to the office or agency that the Holder elects to convert such Convertible Secured Note or such portion thereof specified in said notice. Such notice shall also state the name or names (with address or addresses) in which the certificate or certificates for shares of Common Stock which are issuable on such conversion shall be issued, and shall be accompanied by transfer taxes, if required pursuant to Section 12.6. Each such Convertible Secured Note surrendered for conversion shall, unless the shares issuable on conversion are to be issued in the same name as the registration of such Convertible Secured Note, be duly endorsed by, or be accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the Holder or his or her duly authorized attorney.

As promptly as practicable after satisfaction of the requirements for conversion set forth above, the Company shall issue and shall deliver to each Holder whose Notes have been so converted at the office or agency maintained by the Company for such purpose pursuant to Section 4.4, a certificate or certificates for the number of full shares of Common Stock issuable upon the conversion of such Convertible Secured Note or portion thereof in accordance with the provisions of this Article XII and a check or cash in respect of any fractional interest in respect of a share of Common Stock arising upon such conversion, as provided in Section 12.3 (which payment, if any, shall be paid no later than five Business Days after satisfaction of the requirements for conversion set forth above). In case any Convertible Secured Note of a denomination authorized in section 2.2 is surrendered for partial conversion, and subject to Section 2.2, the Makers shall execute, and the Trustee shall authenticate and deliver to the Holder of the Convertible Secured Note so surrendered, without charge to him or her, a new Convertible Secured Note or Convertible Secured Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Convertible Secured Note.

Each conversion shall be deemed to have been effected as to any such Convertible Secured Note (or portion thereof) on the date on which the requirements set forth above in this Section 12.2 have been satisfied as to such Convertible Secured Note (or portion thereof). In either such case, the person in whose name any certificate or certificates for shares of Common Stock are issuable upon such conversion shall be deemed to have become on said date the holder of record of the shares represented thereby; provided, however, that any such surrender on any date when the Company's stock transfer books are closed shall constitute the person in whose name the certificates are to be issued as the record holder thereof for all purposes on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the Conversion Price in effect on the date upon which such Convertible Secured Note is surrendered.

Any Convertible Secured Note or portion thereof surrendered for conversion during the period from the close of business on the record date for any interest payment through the close of business on the Business Day next preceding such interest payment date shall (unless such Convertible Secured Note or portion thereof being converted has been called for redemption on a date after such record date and on or before the succeeding interest payment date) be accompanied by payment, in funds acceptable to the Company, of an amount equal to the interest otherwise payable on such interest payment date on the principal amount being converted; provided, however, that no such payment need be made if there exists at the time of conversion a default in the payment of interest on the Convertible Secured Notes. An amount equal to such payment shall be paid by the Company on such interest payment date to the Holder of such Convertible Secured Note at the close of business on such record date; provided, however, that if the Company defaults in the payment of interest on such interest payment date, such amount shall be paid to the person who made such required payment. Except as provided above in this Section 12.2, no adjustment shall be made for interest accrued on any Convertible Secured Note converted or for dividends on any shares issued upon the conversion of such Convertible Secured Note as provided in this Article XII.

Section 12.3 Cash Payments in Lieu of Fractional Shares

. No fractional shares of Common Stock or scrip representing fractional shares shall be issued upon conversion of Convertible Secured Notes. If more than one Convertible Secured Note shall be surrendered for conversion at one time by the same Holder, the number of full shares which shall be issuable upon conversion shall be computed on the basis of the aggregate principal amount of the Convertible Secured Notes (or specified portions thereof to the extent permitted hereby) so surrendered for conversion. If any fractional share of stock otherwise would be issuable upon the conversion of any Convertible Secured Note or Convertible Secured Notes, the Company shall make an adjustment therefor in cash based upon the Market Price of the Common Stock on the last Business Day prior to the conversion.

Section 12.4 Conversion Price

. The conversion price shall be as specified in the form of Convertible Secured Note attached as Exhibit A hereto, and shall be subject to adjustment as provided in this Article XII.

Section 12.5 Adjustment of Conversion Price

. The Conversion Price shall be adjusted from time to time by the Company as follows:

(a) If at any time there shall be (i) a reorganization (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for herein), (ii) a merger or consolidation of the Company with or into another corporation in which the Company is not the surviving entity, or a reverse triangular merger in which the Company is the surviving entity but the shares of the Company's capital stock outstanding immediately prior to the merger are converted by virtue of the merger into other property, whether in the form of securities, cash, or otherwise, or (iii) a sale or transfer of the Company's properties and assets as, or substantially as, an entirety to any other person, then, as a part of such reorganization, merger, consolidation, sale or transfer, lawful provision shall be made so that the Convertible Secured Notes shall thereafter be convertible into, the number of shares of stock or other securities or property of the successor corporation resulting from such reorganization, merger, consolidation, sale or transfer to which a holder of the securities into which such Convertible Secured Notes were convertible immediately prior to such event would have been entitled to receive in such reorganization, consolidation, merger, sale or transfer. The foregoing provisions of this Section 12.5(a) shall similarly apply to successive reorganizations, consolidations, mergers, sales and transfers and to the stock or securities of any other corporation that are at the time receivable upon the conversion of Convertible Secured Notes. If the per share consideration payable to the Holder hereof for shares in connection with any such transaction is in a form other than cash or marketable securities, then the value of such consideration shall be determined in good faith by the Company's Board of Directors. In all events, appropriate adjustment (as determined in good faith by the Company's Board of Directors) shall be made in the application of the provisions of the Convertible Secured Notes with respect to the rights and interests of the Holder after the transaction, to the end that the provisions of the Convertible Secured Notes shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon conversion of the Convertible Secured Notes.

(b) If the Company, by reclassification of securities or otherwise (except as provided in subsection (a) above), shall change any of the securities as to which conversion rights under the Convertible Secured Notes exist into the same or a different number of securities of any other class or classes, the Convertible Secured Notes shall thereafter represent the right to convert into the kind of securities as would have been issuable as the result of such change with respect to the securities that were subject to the conversion rights under the Convertible Secured Notes immediately prior to such reclassification or other change and the Conversion Price therefor shall be appropriately adjusted, all subject to further adjustment as provided in this Section 12.

(c) If the Company at any time subdivides (by any stock split, stock dividend or otherwise) its outstanding Common Stock (or such other securities as the Convertible Secured Notes are then convertible into), into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and if the Company at any time combines (by reverse stock split or otherwise) its outstanding Common Stock (or such other securities as the Convertible Secured Notes are then convertible into) into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased.

(d) If the holders of the securities as to which conversion rights under the Convertible Secured Notes exist at the time shall have received, or, on or after the record date fixed for the determination of eligible shareholders, shall have become entitled to receive, without payment therefor, in whole or in part, other or additional stock or other securities or property (other than cash) of the Company by way of dividend or other distribution, then and in each case, the Convertible Secured Notes shall represent the right to receive, upon conversion, in addition to the securities and/or other property otherwise receivable upon conversion of Convertible Secured Notes, and without payment of any additional consideration therefor, the amount of such other or additional stock or other securities or property (other than cash) of the Company to which the Holders would have been entitled had they been the holders of record of the securities receivable upon conversion of Convertible Secured Notes on the date hereof and had thereafter, during the period from the date hereof to and including the date of such conversion, retained such shares and/or all other additional stock available by it as aforesaid during such period, giving effect to all adjustments called for during such period by the provisions of this Section 12.

(e) Subject to 12.5(g), if the Company at any time after the date hereof shall issue and sell any additional shares of Common Stock (otherwise than as provided in Sections 12.5(a) through (d)) at a price per share less than the Average Price (as hereinafter defined) per share of Common Stock for the 20 Trading Days immediately preceding the date of the authorization of such issuance (the "Market Price"), then the Conversion Price upon each such issuance shall be lowered to a new Conversion Price determined by multiplying the old Conversion Price by a fraction:

(i) the numerator of which shall be the sum of (1) the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares of Common Stock multiplied by the Market Price, and (2) the consideration, if any, received by the Company upon the issuance of such additional shares of Common Stock, and

(ii) the denominator of which shall be the Market Price multiplied by the total number of shares of Common Stock outstanding immediately after the issuance of such additional shares of Common Stock.

No adjustments of the Conversion Price shall be made under this Section 12.5(e) if such adjustment would have lowered the Conversion Price upon the issuance of any additional shares of Common Stock that (a) are issued pursuant to any grant or award made prior to the date hereof under any thrift plan, stock purchase plan, stock bonus plan, stock option plan, employee stock ownership plan, incentive or profit sharing arrangement or other benefit or compensation plan for the benefit of the Company's officers, directors and/or employees ("Employee Benefit Plans") that has been approved by the Board of Directors of the Company or its compensation committee and that otherwise would cause an adjustment under this Section 12.5(e); (b) are issued pursuant to any grant or award made on or after the date hereof under any Employee Benefit Plan if the purchase, option, conversion or exercise price, as applicable, of any such issuance is not less than the lesser of the Market Price as determined above and the "Fair Market Value," as defined under the applicable Employee Benefit Plan, on the date of Board or compensation committee authorization; (c) are issued pursuant to any Common Stock Equivalent (as hereinafter defined) (x) if upon the issuance of any such Common Stock Equivalent, any such adjustments shall previously have been made pursuant to Section 12.5(f), (y) if no adjustment was required pursuant to Section 12.5(f), or (z) if such Common Stock Equivalent was issued prior to the date hereof; (d) are issued pursuant to a public offering by the Company; or (e) are issued in a transaction that results in an adjustment pursuant to Section 12.5(g).

As used in this Section 12.5(e), "Price" on any Trading Day means the average of the high and low prices of the Common Stock as reported in The Wall Street Journal's listing for that Trading Day or if the such prices are not so reported, the average of the reported high and low prices on the largest national securities exchange (based on the aggregate dollar value of securities listed) on which the Common Stock is listed or traded, or if the Common Stock is not listed on any national securities exchange, then the average of the high and low reported sales prices for such shares in the over-the-counter market, as reported on the National Association of Securities Dealers Automated Quotations Systems, or, if such prices shall not be reported thereon, then the average of the closing bid and asked prices so reported, or if such prices shall not be so reported, then the average of the high closing bid and low closing asked prices reported by the National Quotations Bureau Incorporated, or if such prices shall not be so reported, then the fair market value as determined in good faith by the Board of Directors of the Company. The "Average Price" per share for any period shall be determined by dividing the sum of the Prices determined for the individual Trading Days in such period by the number of Trading Days in such period provided that, if the Price is determined in good faith by the Board of Directors, the Average Price shall be the price so determined.

(f) Subject to Section 12.5(g), if the Company shall, after the date hereof, issue any security or evidence of indebtedness which is convertible into or exchangeable for Common Stock ("Convertible Security"), or any warrant, option or other right to subscribe for or purchase Common Stock or any Convertible Security, other than pursuant to Employee Benefit Plans (together with Convertible Securities, "Common Stock Equivalent"), then the Conversion Price upon each such issuance shall be adjusted as provided in Section 12.5(e) on the basis that (i) the maximum number of additional shares of Common Stock issuable pursuant to all such Common Stock Equivalents shall be deemed to have been issued as of the date of issuance of such Common Stock Equivalent; and (ii) the aggregate consideration for such maximum number of additional shares of Common Stock shall be deemed to be the minimum consideration received and receivable by the Company for the issuance of such additional shares of Common Stock pursuant to such Common Stock Equivalent.

Notwithstanding the foregoing, no adjustment shall be made pursuant to this Section 12.5(f) unless the consideration received and receivable by the Company per share of Common Stock for the issuance of such additional shares of Common Stock pursuant to such Common Stock Equivalent is less than the Market Price. No adjustment of the Conversion Price shall be made under this Section 12.5(f) upon the issuance of any Convertible Security which is issued pursuant to the conversion or exercise of any other Convertible Security or the exercise of any warrants or other subscription or purchase rights therefor, if any adjustment shall previously have been made in the Conversion Price then in effect upon the issuance of such warrants or other rights pursuant to this Section 12.5(f). No adjustment shall be made under this Section 12.5(f) if an adjustment is to be made under Section 12.5(g). No adjustment shall be made as a result of adjustment in the exercise or conversion price of Common Stock Equivalents, if those adjustments occur by the terms of such Common Stock Equivalents.

(g) Notwithstanding anything to the contrary in Section 12.5(e) or Section 12.5(f), this Section 12.5(g) shall govern adjustments to the Conversion Price for the transaction described in this Section 12.5(g).

(i) If at any time after the date hereof and prior the second anniversary of the date hereof the Company shall issue any additional shares of Common Stock (otherwise than as provided in Sections 12.5(a) through (d); pursuant to any Employee Benefit Plan; or pursuant to any Common Stock Equivalent outstanding as of the date hereof) or upon the issuance of any such Common Stock, any adjustments shall previously have been made pursuant to Section 12.5(f) or Section 12.5(g)(ii); and the New Stock Issue Price (defined below) of such additional shares is less than the Conversion Price then in effect, then the Conversion Price upon each such issuance shall be adjusted to the New Stock Issue Price of such additional shares. The "New Stock Issue Price" shall be determined by dividing the total amount of consideration received by the Company for such issue or sale by the number of shares of Common Stock issued or sold.

(ii) If at any time after the date hereof and prior to the second anniversary of the date hereof, the Company issues any Common Stock Equivalent (which by definition excludes Employee Benefit Plan securities)(otherwise than as provided in Sections 12.5(a) through (d); or pursuant to any Common Stock Equivalent outstanding as of the date hereof) and the New CSE Conversion Price (defined below) of such Common Stock Equivalents is less than the Conversion Price then in effect, then the Conversion Price upon each such issuance shall be adjusted to the New CSE Conversion Price of such Common Stock Equivalents. The "New CSE Conversion Price" shall be determined by dividing (x) the total amount, if any, received or receivable by the Company as consideration for the issuance of such Common Stock Equivalents, plus the minimum aggregate amount of additional consideration payable to the Company upon the exercise, conversion or exchange of such Common Stock Equivalents, plus, in the case of any such Common Stock Equivalents which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange of such Convertible Securities, by (y) the total maximum number of shares of Common Stock issuable upon the exercise, conversion or exchange of all such Common Stock Equivalents.

(h) No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1% in such price; provided, however, that any adjustments which by reason of this Section 12.5(h) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article XII shall be made by the Company and shall be made to the nearest cent or to the nearest one hundredth of a share, as the case may be.

No adjustment need be made for a change in the par value or no par value of the Common Stock.

(i) Whenever the Conversion Price is adjusted as herein provided, the Company shall promptly file with the Trustee and any Conversion Agent other than the Trustee an Officers' Certificate setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Price setting forth the adjusted Conversion Price and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Price to each Holder at his or her last address appearing on the register of Holders maintained for that purpose within 20 days of the effective date of such adjustment. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

(j) In any case in which this Section 12.5 provides that an adjustment shall become effective immediately after a record date for an event, the Company may defer until the occurrence of such event issuing to the Holder of any Convertible Secured Note converted after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment.

(k) For purposes of this Section 12.5, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company shall not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

Section 12.6 Taxes on Shares Issued

. The issue of stock certificates on conversions of Convertible Secured Notes shall be made without charge to the converting Holder for any tax in respect of the issue thereof. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of stock in any name other than that of the Holder of any Convertible Secured Note converted, and the Company shall not be required to issue or deliver any such stock certificate unless and until the person or persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

Section 12.7 Reservation of Shares

. The Company shall provide, free from preemptive rights, out of its authorized by unissued shares or sharers held in treasury, sufficient shares to provide for the conversion of the Convertible Secured Notes from time to time as such Convertible Secured Notes are presented for conversion.

Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value, if any, of the shares of Common Stock issuable upon conversion of the Convertible Secured Notes, the Company shall take all corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue shares of such Common Stock at such adjusted Conversion Price.

Section 12.8 Responsibility of Trustee

. The Trustee shall not at any time be under any duty of responsibility to any Holders to determine whether any facts exist which may require any adjustment of the Conversion Price, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities or property, which may at any time be issued or delivered upon the conversion of any Convertible Secured Note; and the Trustee makes no representations with respect thereto. Subject to the provisions of Section 7.1, the Trustee shall not be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Convertible Secured Note for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article XII. Without limiting the generality of the foregoing, the Trustee shall not have any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 12.5 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Holders upon the conversion of their Convertible Secured Notes after any event referred to in such Section 12.5 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 7.1, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officers' Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.

Section 12.9 Notice to Holders Prior to Certain Actions

. If (a) the Company declares a dividend (or any other distribution) on its Common Stock (other than in cash out of retained earnings or other than a dividend that results in an adjustment in the Conversion Price pursuant to Section 12.5 as to which the Company has made an election in accordance with Section 12.5(l)); or

(b) the Company authorizes the granting to the holders of its Common Stock of rights or warrants to subscribe for or purchase any share of any class of Common Stock or any other rights or warrants; or

(c) there is any reclassification of the Common Stock (other than a subdivision or combination of outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or

(d) there is any voluntary or involuntary dissolution, liquidation or winding up of the Company;

then the Company shall cause to be filed with the Trustee and to be mailed to each Holder at his or her address appearing on the register maintained for that purpose as promptly as possible but in any event at least 15 days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation &r winding up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up.

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed and attested, all as of the date first above written, signifying their agreements contained in this Indenture.

CROWN RESOURCES CORPORATION

By:

Name:

Title:

CROWN RESOURCE CORP. OF COLORADO

____________________________________

By:

Its: President

DEUTSCHE BANK TRUST COMPANY AMERICAS as Trustee

By:

Name:

Title:

EXHIBIT A

CROWN RESOURCES CORPORATION

Crown Resource Corp. of Colorado

10% SECURED CONVERTIBLE PROMISSORY NOTE

$__________ June 11, 2002

Seattle, Washington

Crown Resources Corporation, a Washington corporation (the "Company"), and Crown Resource Corp. of Colorado, a Colorado corporation (together with the Company collectively referred to as the "Makers"), the principal office of which is located at 4251 Kipling Street, Suite 390, Wheat Ridge, Colorado 80033, for value received, hereby jointly and severally promise to pay to ______________________, or his, her, or its registered assigns, the principal amount of _________________________ Dollars ($_________), plus interest from and including the date hereof on the principal balance from time to time outstanding at a rate per annum equal to ten percent (10%), which principal amount and accrued and unpaid interest thereon shall be due and payable on October 19, 2006 (the "Expiration Date"); or when declared due and payable by the Holder (as defined below) upon the occurrence of an Event of Default (as defined below). Payment for all amounts due hereunder shall be made, in the manner provided in the Indenture.

The Makers have issued the 10% Secured Convertible Promissory Notes (the "Convertible Secured Notes") under an Indenture dated as of June 11, 2002 (the "Indenture") between the Makers and Deutsche Bank Trust Company Americas (the "Trustee"). The terms of the Convertible Subordinated Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 as in effect on the date of the Indenture (the "TIA"), although the Indenture has not been qualified under the TIA. The Convertible Secured Notes are subject to, and qualified by, all such terms, certain of which are summarized herein, and Holders are referred to the Indenture and the TIA for a statement of such terms. Capitalized terms not defined below have the same meaning as is given to them in the Indenture. The following is a statement of the rights of the Holder and the conditions to which this Convertible Secured Note is subject, and to which the Holder, by the acceptance of this Convertible Secured Note, agrees:

1. Interest. The Company will pay interest quarterly on each Interest Payment Date of January 15, April 15, July 15 and October 15,on which interest is due. Interest on the Convertible Secured Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from June 11, 2002 with respect to Convertible Secured Notes issued on that date and, with respect to all other Convertible Secured Notes, on the date on which the right of the holder to such issuance accrued. Interest will be computed on the basis of actual number of days elapsed over a year of 365 days. At the sole option and discretion of the Company, the Company may pay interest in cash, in Common Stock or in any combination thereof. For the purpose of computing the number of shares of Common Stock issuable as interest, the Common Stock shall be valued based on the Conversion Price on the Regular Record Date for the payment of such Interest. The Company will pay interest on the Convertible Secured Notes (except defaulted interest) to the person in whose name each Convertible Secured Note is registered at the close of business on each January 1, April 1, July 1, and October 1 preceding the relevant interest payment date (each a "Regular Record Date") (other than with respect to (i) interest payable in Common Stock if this Convertible Secured Note or a portion thereof is converted during the period betweeen a Regular Record Date and an Interest Payment Date or (ii) a Convertible Secured Note or portion thereof called for redemption on a redemption date during the period from the close of business on a Regular Record Date to (but excluding) the next succeeding interest payment date (in which case accrued interest shall be payable to the holder of the Convertible Secured Note or portion thereof redeemed or repurchased in accordance with the applicable redemption or repurchase provisions of the Indenture).

2. Redemption. The Convertible Secured Notes are subject to redemption, in whole or in part, by the Company at any time and in the manner provided in the Indenture by paying the principal of and accrued interest on this Convertible Secured Note.

3. Events of Default. If any of the Events of Default specified in Section 6.1 of the Indenture shall occur, the Holder of the Convertible Secured Notes shall have the rights specified in Article VI of the Indenture.

4. Security Agreements. The Convertible Secured Notes are secured by and entitled to the benefits of the Security Documents.

5. Conversion. The Convertible Secured Notes may be converted at the option of the Holder into Common Stock in the manner provided in Article XII of the Indenture. The initial Conversion Price with respect to any such conversion is $0.35 per share.

6. Adjustments. The Conversion Price and the securities issuable upon conversion of the Convertible Secured Notes are subject to adjustment from time to time as provided in Section 12.5 of the Indenture.

7. Representations; Covenants. The Convertible Secured Notes benefit from the representations and covenants of the Makers as set forth in the Indenture and the Plan.

8. Assignment. Subject to the restrictions on transfer described in Section 9 and 12 below, the rights and obligations of the Makers and the Holders of the Convertible Secured Notes shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

9. Denominations, Transfer, Exchange. The Convertible Secured Notes are issuable in the form provided by and may be exchanged as provided in the Indenture. As a condition of transfer, the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture.

10. Persons Deemed Owners. The registered Holder of a Convertible Secured Note may be treated as its owner for all purposes.

11. Amendments and Waivers. The terms of the Indenture and this Convertible Secured Note may be amended or waived only as provided in the Indenture.

12. Transfer of the Convertible Secured Notes or Conversion Securities. With respect to any offer, sale or other disposition of a Convertible Secured Note or securities obtained on conversion thereof, the Holder will give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of such Holder's counsel, to the effect that such offer, sale or other disposition may be effected without registration or qualification (under any federal or state law then in effect). Promptly upon receiving such written notice and reasonably satisfactory opinion, if so requested, the Company, as promptly as practicable, shall notify such Holder that such Holder may offer, sell or otherwise dispose of such Convertible Secured Note or such securities, all in accordance with the terms of the notice delivered to the Company. If a determination has been made pursuant to this Section 12 that the opinion of counsel for the Holder is not reasonably satisfactory to the Company, the Company shall so notify such Holder promptly after such determination has been made. Each Convertible Secured Note thus transferred and each certificate representing the securities thus transferred shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the Securities Act of 1933, as amended (the "Act"), unless in the opinion of counsel for the Company such legend is not required in order to ensure compliance with the Act. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions. Furthermore, the Holder agrees that the Warrant shall be subject to the transfer limitations set forth herein.

13. Notices. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if given pursuant to Section 10.1 of the Indenture.

14. No Shareholder Rights. Nothing contained in the Convertible Secured Notes shall be construed as conferring upon the Holder or any other person the right to vote or to consent or to receive notice as a shareholder in respect of meetings of shareholders for the election of directors of the Company or any other matters or any rights whatsoever as a shareholder of the Company; and no dividends or interest shall be payable or accrued in respect of the Convertible Secured Notes or the interest represented thereby or the securities obtainable upon conversion thereof until, and only to the extent that, the Convertible Secured Notes shall have been converted. In the event of any action to enforce payment of the Convertible Secured Notes, the Holders shall be entitled to recover from the Makers `the reasonable costs of collection, including attorneys' fees and expenses, in addition to all other relief to which the Holders may be entitled.

14. Authentication. Unless the certificate of authentication hereof has been executed by the Trustee or any successor thereto by manual signature, this Convertible Secured Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

THE COMPANY:

CROWN RESOURCES CORPORATION

____________________________________

By:

Its: President

THE SUBSIDIARY:

CROWN RESOURCE CORP. OF COLORADO

____________________________________

By:

Its: President

TRUSTEE'S Certificate of Authentication

This is one of the Convertible Secured Notes referred to in the within-mentioned Indenture.

DEUTSCHE BANK TRUST COMPANY AMERICAS

as Trustee

By:_______________________________

Authorized Signatory

FORM OF CONVERSION NOTICE

To: CROWN RESOURCES CORPORATION

The undersigned registered owner of the Convertible Secured Note hereby irrevocably exercises the option to convert this Convertible Secured Note, or portion hereof (which is an authorized denomination under the Indenture) below designated, into shares of Common Stock of Crown Resources Corporation in accordance with the terms of the Indenture referred to in this Convertible Secured Note, and directs that the shares issuable and deliverable upon the conversion, together with any check in payment for fractional shares and Convertible Secured Notes representing any unconverted principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been indicated below. If shares or any portion of this Convertible Secured Note not converted are to be issued in the name of person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. Any amount required to be paid by the undersigned on account of interest and taxes accompanies this Convertible Secured Note.

Dated:

Signature (s)
Fill in for registration of shares if to be delivered, and Convertible Secured Notes if to be issued, registered Holder (Please Print):	Principal amount to be converted other than to and in the name of the (if less than all): U.S.$_________

(Name)

(Street address)

(City, State and zip code)

Social Security or other Taxpayer Identification Number:

Signature Guarantee:

ASSIGNMENT FORM

If you the Holder want to assign this Convertible Secured Note, fill in the form below and have your Signature guaranteed:

I or we assign and transfer this Convertible Secured Note to

(Insert assignees social security or tax ID number)

(Print or type assignee's name, address and zip code)

and irrevocably appoint

agent to transfer this Convertible Secured Note on the books of the Company. The agent may substitute another to act for him.

Date: Your Signature:

(Sign exactly as your name appears
on the other side of this
Convertible Secured Note)

Signature Guarantee: